Exhibit 10.1

$1,000,000,000
CREDIT AGREEMENT
dated as of
March 20, 2014

among

Ingersoll-Rand
Global Holding Company Limited,
as the Borrower,
Ingersoll-Rand plc,
as a Guarantor,

The Other Guarantors Listed Herein,

The Banks Listed Herein

and
JPMorgan Chase Bank, N.A.,
as Administrative Agent
____________________________________
Citibank, N.A.,
as Syndication Agent,
Bank of America, N.A.,
BNP Paribas,
Deutsche Bank Securities Inc.,
Goldman Sachs Bank USA,
Mizuho Bank, Ltd., and
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Documentation Agents
and
J.P. Morgan Securities LLC and
Citigroup Global Markets Inc.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS

SECTION 1.1.	Definitions 1

SECTION 1.2.	Accounting Terms and Determinations 18

SECTION 1.3.	Types of Borrowings 18

SECTION 1.4.	Terms Generally 18

SECTION 1.5.	Exchange Rates; Reset Dates 19

ARTICLE II

THE CREDITS

SECTION 2.1.	Commitments to Lend 20

SECTION 2.2.	Notice of Committed Borrowings 20

SECTION 2.3.	Money Market Borrowings 21

SECTION 2.4.	Notice to Banks; Funding of Loans 25

SECTION 2.5.	Evidence of Debt 26

SECTION 2.6.	Maturity of Loans 27

SECTION 2.7.	Interest Rates 27

SECTION 2.8.	Fees 29

SECTION 2.9.	Optional Termination or Reduction of Commitments 30

SECTION 2.10.	Mandatory Termination of Commitments; Mandatory Prepayments 30

SECTION 2.11.	Optional Prepayments 31

SECTION 2.12.	General Provisions as to Payments 31

SECTION 2.13.	Funding Losses 32

SECTION 2.14.	Computation of Interest and Fees 32

SECTION 2.15.	Taxes 33

SECTION 2.16.	Additional Borrowers 36

SECTION 2.17.	Additional Borrower Costs 37

SECTION 2.18.	Letters of Credit 37

SECTION 2.19.	Interest Elections 42

SECTION 2.20.	Defaulting Banks 44

SECTION 2.21.	Payments Generally 47

SECTION 2.22.	Extension of Termination Date 48

ARTICLE III

CONDITIONS

SECTION 3.1.	Effectiveness 50

SECTION 3.2.	Borrowings 51

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1.	Corporate Existence and Power 52

SECTION 4.2.	Corporate and Governmental Authorization; No Contravention 52

SECTION 4.3.	Binding Effect 53

SECTION 4.4.	Financial Information; No Material Adverse Change 53

SECTION 4.5.	Litigation 53

SECTION 4.6.	Compliance with ERISA 53

SECTION 4.7.	Environmental Matters 54

SECTION 4.8.	Taxes 54

SECTION 4.9.	Subsidiaries 54

SECTION 4.10.	Not an Investment Company 54

SECTION 4.11.	Full Disclosure 54

SECTION 4.12.	Regulations T, U and X 55

SECTION 4.13.	Anti-Terrorism Laws; Anti Corruption Laws 55

ARTICLE V

COVENANTS

SECTION 5.1.	Information 55

SECTION 5.2.	Maintenance of Property; Insurance 58

SECTION 5.3.	Conduct of Business and Maintenance of Existence 58

SECTION 5.4.	Compliance with Laws 58

SECTION 5.5.	Debt 58

SECTION 5.6.	Negative Pledge 59

SECTION 5.7.	Consolidations, Mergers and Sales of Assets 61

SECTION 5.8.	Use of Proceeds 62

SECTION 5.9.	Other Cross Defaults or Negative Pledges 62

ARTICLE VI

DEFAULTS

SECTION 6.1.	Events of Default 62

SECTION 6.2.	Notice of Default 64

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.1.	Appointment and Authorization 64

SECTION 7.2.	Administrative Agent and Affiliates 64

SECTION 7.3.	Action by the Administrative Agent 65

SECTION 7.4.	Consultation with Experts 65

SECTION 7.5.	Liability of the Administrative Agent 65

SECTION 7.6.	Indemnification 65

SECTION 7.7.	Credit Decision 65

SECTION 7.8.	Successor Administrative Agent 66

SECTION 7.9.	Administrative Agent’s Fees 66

SECTION 7.10.	Syndication Agent and Documentation Agents 66

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.1.	Basis for Determining Interest Rate Inadequate or Unfair 66

SECTION 8.2.	Illegality 67

SECTION 8.3.	Increased Cost and Reduced Return 67

SECTION 8.4.	Base Rate Loans Substituted for Affected Fixed Rate Loans 69

SECTION 8.5.	Substitution of Bank 70

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.	Notices 70

SECTION 9.2.	No Waivers 71

SECTION 9.3.	Expenses; Indemnification 71

SECTION 9.4.	Sharing of Set-Offs 72

SECTION 9.5.	Amendments and Waivers 72

SECTION 9.6.	Successors and Assigns 72

SECTION 9.7.	Collateral 75

SECTION 9.8.	Governing Law; Submission to Jurisdiction; Process Agent 75

SECTION 9.9.	Counterparts; Integration 76

SECTION 9.10.	Confidentiality 76

SECTION 9.11.	No Fiduciary Duty 77

SECTION 9.12.	Conversion of Currencies 77

SECTION 9.13.	WAIVER OF JURY TRIAL 78

SECTION 9.14.	Severability 78

SECTION 9.15.	Headings 78

SECTION 9.16.	Guarantee Agreement 78

SECTION 9.17.	USA Patriot Act Notice 81

SECTION 9.18.	Survival 81

Schedule I	- Commitments

Exhibit A	- Note

Exhibit B	- Money Market Quote Request

Exhibit C	- Invitation for Money Market Quotes

Exhibit D	- Money Market Quote

Exhibit E	- [Reserved]

Exhibit F	- [Reserved]

Exhibit G	- Assignment and Assumption Agreement

Exhibit H	- Additional Borrower Agreement

Exhibit I	- [Reserved]

Exhibit J	- Form of Termination Date Extension Request

Exhibit K-1	- Form of U.S. Tax Certificate (For Non-U.S. Banks that are not Partnerships)

Exhibit K-2	- Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships)

Exhibit K-3	- Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships)

Exhibit K-4	- Form of U.S. Tax Certificate (For Non-U.S. Banks that are Partnerships)

CREDIT AGREEMENT
CREDIT AGREEMENT dated as of March 20, 2014, among INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a Delaware corporation (the “Borrower”), INGERSOLL-RAND PLC, an Irish company, and the other GUARANTORS listed on the signature pages hereof, the BANKS listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1.     Definitions. The following terms, as used herein, have the following meanings:
“2011 4-Year Existing Credit Agreement” means the Credit Agreement dated as of May 20, 2011 (as amended, supplemented or otherwise modified from time to time), among the Borrower, Ingersoll-Rand plc, the other guarantors from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“2012 5-Year Existing Credit Agreement” means the Credit Agreement dated as of March 15, 2012 (as amended, supplemented or otherwise modified from time to time), among the Borrower, Ingersoll-Rand plc, the other guarantors from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Absolute Rate Auction” means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.
“Additional Borrower” means, at any time, each of the wholly-owned Subsidiaries of IR Parent that has been designated as an Additional Borrower by the Borrower pursuant to Section 2.16 and that may borrow Committed Loans as described in Section 2.1.
“Additional Borrower Agreement” has the meaning set forth in Section 2.16.
“Adjusted Applicable Percentage” means, with respect to any Bank and its Commitment, the percentage of the total Commitments (excluding the Commitment of any Defaulting Bank) represented by such Bank’s Commitment. If the Commitments have terminated or expired, the Adjusted Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Adjusted London Interbank Offered Rate” has the meaning set forth in Section 2.7(b).

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.
“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agents, and “Agent” means any of the foregoing.
“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Agreement Currency” has the meaning set forth in Section 9.12(b).
“Applicable Creditor” has the meaning set forth in Section 9.12(b).
“Applicable Currency” means, as to any particular payment, Borrowing or Loan, Dollars or the Foreign Currency in which it is denominated or payable.
“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.
“Applicable Percentage” means, with respect to any Bank, the percentage of the total Commitments represented by such Bank’s Commitment. If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Assignee” has the meaning set forth in Section 9.6(c).
“Attributable Debt” means, at any date, the total net amount of rent required to be paid under a lease during the remaining term thereof (excluding any renewal term unless such renewal is at the option of the lessor), discounted from the respective due dates thereof to such date at 8 3/8% compounded semi-annually. The net amount of rent required to be paid for any such period shall be the aggregate of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered so required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.
“Available Commitment” means, with respect to any Bank, an amount equal to the Commitment of such Bank minus the amount of all outstanding Committed Loans made by such Bank pursuant to Sections 2.1(a) or 2.1(b) and the amount of LC Exposure of such Bank.
“Bank” means each bank or other financial institution listed on the signature pages hereof, each Assignee that becomes a Bank pursuant to Section 9.6(c) and their respective successors. In the event that any Bank, pursuant to Section 2.4(a), utilizes a branch or Affiliate to make a Loan, the term “Bank” shall include any such branch or Affiliate with respect to such Loan.
“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of the London Interbank Offered Rate for a one-month Interest Period on such day (or if such day is not a Euro-Currency Business Day, the immediately preceding Euro-Currency Business Day) plus 1% and (iii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day; provided that, for the avoidance of doubt, the London Interbank Offered Rate for any day shall be based on the one-month rate appearing on the Reuters “LIBOR01” screen (or on any successor or substitute screen of such service, or any successor to or substitute for such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Applicable Currency in the London interbank market) at approximately 11:00 A.M. (London time) on such day. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the London Interbank Offered Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the London Interbank Offered Rate, respectively.
“Base Rate Loan” means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.
“Base Rate Margin” means the amount by which the Euro-Currency Margin exceeds 1.000%.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Blocked Person” means any Person that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC.
“Board” means the Board of Governors of the Federal Reserve System (or any successors).
“Borrower” has the meaning set forth in the preamble hereto.
“Borrowing” has the meaning set forth in Section 1.3.
“Calculation Date” means, with respect to each Foreign Currency, the last day of each calendar month (or, if such day is not a Euro-Currency Business Day, the next succeeding Euro-Currency Business Day); provided that the second Euro-Currency Business Day preceding any Borrowing of Foreign Currency Loans shall also be a “Calculation Date” with respect to the Foreign Currency to be borrowed on such date.
“Commitment” means, as to any Bank, the obligation of such Bank to make Loans to the Borrower or any Additional Borrower hereunder and to acquire participations in Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name under the column “Commitment” on Schedule I, and with respect to any Bank that becomes a party to this Agreement pursuant to Section 9.6(c), the amount of the Commitment thereby assumed by such Bank, in each case as such amount may from time to time be reduced pursuant to Sections 2.9, 2.10 and 9.6(c) or increased pursuant to Section 9.6(c).
“Commitment Fee Rate” has the meaning set forth in Section 2.7(f).
“Committed Loan” means a loan made by a Bank pursuant to Section 2.1(a) or (b).
“Consolidated Debt” means, at any date, without duplication, the sum of (i) all amounts which would be set forth opposite the captions “Loans payable” and “Long-term debt” on a balance sheet of IR Parent and its Consolidated Subsidiaries as of such date prepared in accordance with GAAP consistent with those utilized in preparing the audited balance sheet of IR Parent and its Consolidated Subsidiaries referred to in Section 4.4(a) hereof, (ii) capitalized lease obligations of IR Parent and its Consolidated Subsidiaries and (iii) the higher of the voluntary or involuntary liquidation value of any preferred stock (other than auction-rate preferred stock the higher of the voluntary or involuntary liquidation value of which does not in the aggregate exceed $100,000,000) of a Consolidated Subsidiary held on such date by a Person other than IR Parent or a wholly-owned Consolidated Subsidiary, but in any event excluding subordinated debentures issued by IR Parent to one or more Delaware statutory business trusts and purchased by such trusts with the proceeds of the issuance of trust preferred securities (the “Equity-Linked Subordinated Debentures”). The foregoing definition is based on the understanding of the parties that the obligations covered by clauses (i) and (ii) above are co-extensive in all material respects with the obligations covered by the definition of Debt herein, and the reference to specific balance sheet captions is for the purpose of affording both greater simplicity and greater certainty in determining compliance with the provisions of Section 5.5. If the foregoing assumption is at some future time determined not to be correct, and if the Administrative Agent notifies IR Parent that the Required Banks wish to amend the foregoing definition to include an obligation covered by the definition of Debt (or if IR Parent notifies the Administrative Agent that IR Parent wishes to amend the foregoing definition to exclude an obligation not covered by the definition of Debt), then IR Parent’s compliance with Section 5.5 shall be determined by including in (or excluding from, as the case may be) Consolidated Debt the consolidated amount, determined in accordance with GAAP, of the obligation in question until either such notice is withdrawn or this definition is amended in a manner satisfactory to IR Parent and the Required Banks. Notwithstanding the foregoing, obligations in respect of operating leases or receivables securitization facilities that are not required to be set forth on a balance sheet based on GAAP as in effect on the date hereof but, as a result of a change in GAAP after the date hereof, are required to be set forth on a balance sheet (whether or not such operating leases or receivables securitization facilities were in existence on the date hereof) shall not constitute Consolidated Debt by reason of such change.
“Consolidated Net Worth” means, in accordance with Section 1.2, at any date the consolidated stockholders’ equity of IR Parent and its Consolidated Subsidiaries, exclusive of adjustments resulting from any accumulated other comprehensive income, any impairment of tangible assets or any non-cash charges, but including the amount shown on the balance sheet of IR Parent as of such date in respect of any Equity-Linked Subordinated Debentures (as such term is defined in the definition of Consolidated Debt).
“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of IR Parent in its consolidated financial statements if such statements were prepared as of such date.
“Cross Default” means a provision governing Debt of IR Parent or the Borrower to the effect that the holder of such Debt (or any representative of such holder) shall have the right, upon the giving of any notice and the lapse of any time specified in the instruments governing such Debt, to accelerate the maturity of such Debt by reason of (i) an event or condition which permits acceleration of the maturity of Material Debt of IR Parent, the Borrower or a Subsidiary or (ii) the failure to pay when due any amount of Material Debt of IR Parent, the Borrower or a Subsidiary, in each case whether or not upon the giving of notice and the lapse of any time (including the lapse of any applicable grace period) specified in the instruments governing such other Debt.
“Current Board” has the meaning set forth in Section 6.1(j).
“Debt” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property (but not services), except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee that are capitalized in accordance with GAAP and (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that “Debt” shall include at any date only such obligations and such Debt of others to the extent such obligations and such Debt of others is reflected as a liability in the consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of such date (or would be so reflected if such a balance sheet were prepared as of such date). Notwithstanding the foregoing, obligations in respect of operating leases or receivables securitization facilities that are not required to be set forth on a balance sheet based on GAAP as in effect on the date hereof but, as a result of a change in GAAP after the date hereof, are required to be set forth on a balance sheet shall not constitute Debt by reason of such change.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Bank” means any Bank, as determined by the Administrative Agent, that (a) shall have failed to fund any Loan for two or more Domestic Business Days after the date that the Borrowing of which such Loan is to be a part of is funded by any other Banks (unless (i) such Bank and at least one other Bank shall have notified the Administrative Agent and the Borrower in writing of its determination that a condition to its obligation to make a Loan as part of such Borrowing shall not have been satisfied and (ii) Banks representing a majority in interest of the aggregate Commitments shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (b) shall have failed to fund any portion of its participation in any LC Disbursement for two or more Domestic Business Days after the date on which such funding is to occur hereunder, (c) shall have notified the Administrative Agent (or shall have notified the Borrower or the Issuing Bank, which shall in turn have notified the Administrative Agent) in writing that it does not intend or is unable to comply with its funding obligations under this Agreement, or shall have made a public statement to the effect that it does not intend or is unable to comply with such funding obligations or its funding obligations generally under other credit or similar agreements to which it is a party (unless, in the case of such Bank’s funding obligations under this Agreement, (i) such Bank and at least one other Bank shall have notified the Administrative Agent and the Borrower in writing of its determination that a condition to its obligation to make a Loan as part of such Borrowing shall not have been satisfied and (ii) Banks representing a majority in interest of the aggregate Commitments shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (d) shall have failed (but not for fewer than three Business Days) after a written request by the Administrative Agent to confirm that it will comply with its obligations to make Loans and fund participations in LC Disbursements hereunder; provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (d) upon receipt of such confirmation by the Administrative Agent or (e) shall have become the subject of a bankruptcy, liquidation or insolvency proceeding, or shall have had a receiver, conservator, trustee or custodian appointed for it, or shall have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or shall have a parent company that has become the subject of a bankruptcy, liquidation or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Bank shall not be deemed to be a

“Defaulting Bank” solely as a result of the acquisition or maintenance of an ownership interest in such Bank or any Person controlling such Bank, or the exercise of control over such Bank or any Person controlling such Bank, by a Governmental Authority.
“Disbursement Date” has the meaning set forth in Section 2.18(e).
“Documentation Agents” means Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC and Mizuho Corporate Bank, Ltd., each in its capacity as documentation agent hereunder, and its successors in such capacity, and “Documentation Agent” means any of the foregoing.
“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time and (b) as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent on the basis of the Exchange Rate, as described in Section 1.5, for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.
“Dollars” and “$” mean dollars in lawful currency of the United States.
“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.
“Domestic Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) and/or one or more other offices, branches or Affiliates as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.
“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.1.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants (including greenhouse gases), contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means IR Parent and all trades or businesses (whether or not incorporated) that, together, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Euro-Currency Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in euros.
“Euro-Currency Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) and/or one or more other offices, branches or Affiliates of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Borrower and the Administrative Agent.
“Euro-Currency Loan” means a Committed Loan denominated in Dollars, English pounds sterling or euros to be made by a Bank as a Euro-Currency Loan in accordance with the applicable Notice of Committed Borrowing.
“Euro-Currency Margin” has the meaning set forth in Section 2.7(f).
“Euro-Currency Reserve Percentage” has the meaning set forth in Section 2.7(b).
“Euro Loans” has the meaning set forth in Section 2.1(b).
“Event of Default” has the meaning set forth in Section 6.1.
“Exchange Rate” means, as to any currency on a particular date, the rate at which such currency may be exchanged into Dollars or the relevant Foreign Currency in London on a spot basis, as set forth on Reuters World Spots Page applicable to such currency as reasonably determined by the Administrative Agent. In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent’s spot rate of exchange quoted to prime banks in the interbank market where its foreign currency exchange operations in respect of the relevant Foreign Currency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Foreign Currency (or such Foreign Currency with Dollars, as applicable), for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” means, with respect to the Administrative Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Additional Borrower hereunder or under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or the jurisdiction in which the Borrower or any Additional Borrower is located or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Bank, any U.S. Federal withholding tax that is imposed on amounts payable to such Bank (i) pursuant to any law in effect (including FATCA) at the time such Bank becomes a party to this Agreement (or designates a new lending office), except to the extent that such Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower or any Additional Borrower with respect to such withholding tax pursuant to Section 2.15(a) or (ii) that is attributable to such Bank’s failure to comply with Section 2.15(f).
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A., on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means the fee letter dated as of February 20, 2014, among the Borrower, the Administrative Agent and J.P. Morgan Securities LLC and the fee letter dated as of February 20, 2014, among the Borrower and Citigroup Global Markets Inc.
“Fixed Rate Loans” means Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1) or any combination of the foregoing.

“Foreign Bank” means, with respect to the Borrower or any Additional Borrower, any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower or the applicable Additional Borrower is located for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Currency” means English pounds sterling or euros.
“Foreign Currency Equivalent” at any time as to any amount denominated in Dollars, the equivalent amount in the relevant Foreign Currency or Foreign Currencies as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of such Foreign Currency or Foreign Currencies with Dollars on the date of determination thereof.
“Foreign Currency Loans” means Loans denominated in a Foreign Currency.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantors” means, collectively, (a) with respect to the Obligations of any Additional Borrower, the Borrower and (b) with respect to the Obligations of the Borrower and any Additional Borrowers, (i) IR Parent, (ii) any Person (other than IR Parent and the Borrower) that guarantees any outstanding Public Debt of IR Parent or the Borrower (or any of their assignees) and (iii) any Person (other than IR Parent and the Borrower) that guarantees the 2012 5-Year Existing Credit Agreement. “Guarantor” means any one of them.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning set forth in Section 9.3(b).
“Interest Period” means: (1) with respect to each Euro-Currency Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower or the applicable Additional Borrower may elect in the applicable Notice of Borrowing; provided that:
(a) any Interest Period that would otherwise end on a day that is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;
(b) any Interest Period that begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and
(c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;
(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:
(a) any Interest Period that would otherwise end on a day that is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and
(b) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;
(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending seven days or one, two, three, six or twelve months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:
(a) any Interest Period that would otherwise end on a day that is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;
(b) any Interest Period that begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and
(c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and
(4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter as the Borrower may elect in accordance with Section 2.3; provided that:
(a) any Interest Period that would otherwise end on a day that is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and
(b) no Interest Period shall end after the Termination Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Invitation for Money Market Quotes” has the meaning set forth in Section 2.3(c).

“IR Parent” shall mean, except as otherwise expressly provided herein and except as the context may otherwise require, (x) until such time as a Subsequent Parent Company shall become a party hereto, Ingersoll-Rand plc or (y) the Subsequent Parent Company. For purposes of this Agreement, the “Subsequent Parent Company” shall be the Person that becomes the owner, directly or indirectly, of 100% of the outstanding shares of common stock of, or otherwise merges, amalgamates or consolidates with, Ingersoll-Rand plc (or, if applicable, the existing Subsequent Parent Company) in a transaction where the direct or indirect holders of the capital stock of Ingersoll-Rand plc (or, if applicable, the existing Subsequent Parent Company) that are entitled to vote generally in the election of the board of directors of such company immediately following such transaction are substantially the same as the holders of such capital stock immediately prior to the consummation of such transaction, so long as such Person (1) executes and delivers a copy of this Agreement (whereupon such Person shall become a party to this Agreement with the same force and effect as if such Person had executed this Agreement as “IR Parent” on the Effective Date), (2) becomes a Guarantor pursuant to the terms of Section 9.16(j) hereof and (3) is organized under the laws of Bermuda, Ireland, the Grand Duchy of Luxembourg, the United States of America (or any State thereof or the District of Columbia) or any other jurisdiction that is, after consultation with the Banks, reasonably satisfactory to the Administrative Agent (it being understood that, upon the consummation of such transaction and compliance with the requirements set forth in the immediately preceding clauses (1), (2) and (3), the existing Subsequent Parent Company shall no longer be “IR Parent” for purposes of this Agreement). Notwithstanding the foregoing, on and after such time as a Subsequent Parent Company shall become a party hereto, Ingersoll-Rand plc and each Person that, prior to such time, was the Subsequent Parent Company shall continue to be bound by the covenants set forth in Sections 5.6, 5.7 and 5.9 as if it were IR Parent.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means JPMorgan Chase Bank, N.A. and any other Bank selected by the Borrower that agrees to act in such capacity, in such Bank’s capacity as the issuer of Letters of Credit hereunder, and such Bank’s successors in such capacity.
“Judgment Currency” has the meaning set forth in Section 9.12(b).
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower or any Additional Borrower at such time. The LC Exposure of any Bank at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement. Letters of Credit may be denominated in Dollars, euros or English pounds sterling.

“LIBOR Auction” means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, each of IR Parent and its Subsidiaries shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loan” means a Base Rate Loan, a Euro-Currency Loan or a Money Market Loan and “Loans” means Base Rate Loans, Euro-Currency Loans, Money Market Loans or any combination of the foregoing.
“Loan Documents” means, collectively, this Agreement, any Notes and any Additional Borrower Agreements.
“Loan Party” means each of the Borrower, each Additional Borrower and each Guarantor.
“London Interbank Offered Rate” has the meaning set forth in Section 2.7(b).
“Material Adverse Effect” means a material adverse effect on the business, financial position or results of operations or property of IR Parent and its Consolidated Subsidiaries, considered as a whole.
“Material Debt” means (i) any Public Debt and (ii) any Debt of the Borrower, IR Parent or any of their respective Subsidiaries, arising in one or more related or unrelated transactions after the date hereof, in each case in an aggregate principal amount exceeding $100,000,000.
“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in an amount which, if the Plan then terminated, would have a Material Adverse Effect, taking into account all members of the ERISA Group.
“Material Subsidiary” means (i) Schlage Lock Company LLC, a Delaware limited liability company, Thermo King Corporation, a Delaware corporation, Trane Inc., a Delaware corporation, and their respective successors and assigns, (ii) at any date, any other Restricted Subsidiary that on such date is encompassed by the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission and (iii) any Additional Borrower and any Subsidiary that is a Guarantor.
“Money Market Absolute Rate” has the meaning set forth in Section 2.3(d).
“Money Market Absolute Rate Loan” means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

“Money Market Lending Office” means, as to each Bank, its Domestic Lending Office and/or one or more other offices, branches or Affiliates of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.
“Money Market LIBOR Loan” means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1(b)).
“Money Market Loan” means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.
“Money Market Margin” has the meaning set forth in Section 2.3(d).
“Money Market Quote” means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.
“Money Market Quote Request” has the meaning set forth in Section 2.3(b).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property.
“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions.
“Non-Defaulting Bank” means, at any time, any Bank that is not a Defaulting Bank at such time.
“Notes” means promissory notes of the Borrower or any Additional Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower or such Additional Borrower to repay the Loans, and “Note” means any one of such promissory notes issued hereunder.
“Notice of Borrowing” means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in Section 2.3(f)).
“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Additional Borrower, whether or not a claim for post-filing or post-

petition interest is allowed in such proceeding) the Loans, the Letters of Credit and all other obligations and liabilities of the Borrower or any Additional Borrower to the Administrative Agent or to any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Bank that are required to be paid by the Borrower pursuant hereto) or otherwise.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Loan Document; provided that, such term shall not include any of the foregoing taxes that result from the execution of an Assignment and Assumption Agreement or grant of a participation pursuant to Section 9.6(b), except to the extent that any such action is requested or required by any Loan Party.
“Parent” means, with respect to any Bank, any Person controlling such Bank.
“Participant” has the meaning set forth in Section 9.6(b).
“Participant Register” has the meaning set forth in Section 9.6(b).
“Patriot Act” has the meaning set forth in Section 9.17.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Act” shall mean the Pension Protection Act of 2006, as amended from time to time.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)    investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any U.S. office of any commercial bank that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code or Section 302 of ERISA and is sponsored, maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.
“Prime Rate” means that rate of interest from time to time announced by JPMorgan Chase Bank, N.A. at its principal office, presently located at 383 Madison Avenue, New York, New York 10179, as its prime rate.
“Principal Property” means any manufacturing plant or other manufacturing facility of IR Parent, the Borrower or any Restricted Subsidiary, as the case may be, which plant or facility is located within the United States of America, except any such plant or facility that IR Parent’s or the Borrower’s board of directors by resolution declares is not of material importance to the total business conducted by IR Parent, the Borrower and the Restricted Subsidiaries.
“Process Agent” has the meaning set forth in Section 9.8.
“Protesting Bank” has the meaning set forth in Section 2.16(b).
“Public Debt” means any publicly traded notes, bonds, debentures or similar indebtedness set forth in (a) IR Parent’s Form 10-K for the most recently ended fiscal year or (b) any filings by IR Parent on Form 10-Q or Form 8-K made after the end of the most recently ended fiscal year.
“Ratings” means the ratings of Moody’s and S&P applicable to the Borrower’s long-term senior unsecured debt.

“Refunding Borrowing” means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.
“Register” has the meaning set forth in Section 9.6(g).
“Regulation T” means Regulation T of the Board, as in effect from time to time.
“Regulation U” means Regulation U of the Board, as in effect from time to time.
“Regulation X” means Regulation X of the Board, as in effect from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, trustees, administrators, agents and advisors of such Person and such Person’s Affiliates.
“Required Banks” means, at any time, Banks having at least a majority of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Loans evidencing at least a majority of the aggregate unpaid principal amount of the Loans.
“Reset Date” has the meaning set forth in Section 1.5(a).
“Restricted Subsidiary” means any Subsidiary, excluding any Subsidiary the greater part of the operating assets of which are located or the principal business of which is carried on outside of the United States of America.
“Revolving Exposure” means, at any time, the aggregate principal amount of Loans then outstanding together with the aggregate amount of LC Exposure at such time. The amount of Revolving Exposure, at any time, shall not exceed the amount of total Commitments at such time.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial Inc.
“Sale and Leaseback Transaction” means an arrangement with any Person for the leasing by IR Parent, the Borrower or a Restricted Subsidiary (except for temporary leases for a term of not more than three years and, in the case of a Restricted Subsidiary, a lease to IR Parent, the Borrower or another Restricted Subsidiary) of any Principal Property (whether now owned or hereafter acquired), which Principal Property has been or is to be sold or transferred by IR Parent, the Borrower or such Restricted Subsidiary to such Person.
“Subsequent Parent Company” has the meaning assigned to such term in the definition of the term “IR Parent” in this Section 1.1.
“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by IR Parent or by the Borrower, as applicable.
“Syndication Agent” means Citibank, N.A., in its capacity as syndication agent for the Banks hereunder, and its successors in such capacity.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees or other charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the fifth anniversary of the Effective Date or, if such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.
“Termination Date Extension Request” means a request by the Borrower, in the form of Exhibit J hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Termination Date pursuant to Section 2.22
“Unfunded Liabilities” means, with respect to any Plan during the term of this Agreement, the amount (if any) by which (i) the present value of all accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined on the basis of a Plan termination as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“Universal Business Day” means any day that is a Domestic Business Day and a Euro-Currency Business Day.
“U.S. Borrower” means (i) the Borrower and (ii) any Additional Borrower that is a U.S. Person.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(f)(b)(iii)
“Withholding Agent” means the Borrower, any Additional Borrower or the Administrative Agent.
SECTION 1.2.     Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by IR Parent’s independent public accountants) with the most recent audited consolidated financial statements of IR Parent and its Consolidated Subsidiaries delivered to the Banks; provided that (x) if IR Parent or the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies IR Parent or the Borrower that the Required Banks wish to amend Article V for such purpose), then the compliance by IR Parent and the Borrower with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to IR Parent, the Borrower and the Required Banks, and (y) for purposes of determining Consolidated Net Worth, GAAP as in effect at the time of and as used to prepare the financial statements referred to in Section 4.4(a) hereof shall be used for such determination, notwithstanding any change in GAAP after the date of such financial statements; provided that Consolidated Net Worth shall be determined excluding the effect of goodwill impairment charges, net of taxes, to the extent that such effect would not otherwise have been included in such determination but for the application of FASB Accounting Standards Codification 350 (formerly Statement of Financial Accounting Standards 142). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (formerly Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto, to value any Indebtedness of IR Parent, the Borrower or any other Subsidiary at “fair value”, as defined therein.
SECTION 1.3.     Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Borrower or any Additional Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a “Euro-Currency Borrowing” is a Borrowing comprised of Euro-Currency Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a “Committed Borrowing” is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a “Money Market Borrowing” is a Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).
SECTION 1.4.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders, writs and decrees binding on the applicable persons, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
SECTION 1.5.     Exchange Rates; Reset Dates. (a) At approximately 10:00 A.M. (New York City time) or as close to such time as is reasonably practicable, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency in which any outstanding Loan, any outstanding Letter of Credit or any unreimbursed LC Disbursement is denominated and (ii) give notice thereof to the Banks and the Borrower. The Exchange Rates so determined shall become effective on the first Euro-Currency Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than converting into Dollars under Section 2.18(d), (e), (h), (i) and (j) the obligations of the Borrower and the Additional Borrowers and the Banks in respect of LC Disbursements that have not been reimbursed when due) be the Exchange Rates employed in converting any amounts between the applicable currencies.
(b)    At approximately 10:00 A.M. (New York City time) or as close to such time as is reasonably practicable, on each Reset Date, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalents of (A) the principal amounts of the Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans made or repaid on such date) and (B) the LC Exposure on such date (after giving effect to any Letters of Credit denominated in a Foreign Currency issued, renewed or terminated or requested to be issued, renewed or terminated on such date) and (ii) notify the Borrower of the results of such determination.
ARTICLE II
THE CREDITS
SECTION 2.1. Commitments to Lend. (a) During the Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to the Borrower or any Additional Borrower pursuant to this Section from time to time in amounts such that the Dollar Equivalent of the Revolving Exposure by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Available Commitments. Within the foregoing limits, the Borrower or any Additional Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Availability Period under this Section.
(b)    During the Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in English pounds sterling or euros (“Euro Loans”) to the Borrower or any Additional Borrower pursuant to this Section from time to time in amounts such that (i) the Dollar Equivalent of the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment and (ii) the Dollar Equivalent of the Revolving Exposure by such Bank at any one time outstanding shall not exceed the amount of its Commitment. All Euro Loans shall be Euro-Currency Loans. Each Borrowing under this Section shall be in an aggregate principal amount of the Foreign Currency Equivalent of $10,000,000 or any larger multiple of the Foreign Currency Equivalent of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Available Commitments. Within the foregoing limits, the Borrower or any Additional Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Availability Period under this Section. It is expressly understood and agreed among the parties hereto that any and all Euro Loan Borrowings made pursuant to Section 2.1(b) hereof shall constitute utilizations of the Banks’ Commitments hereunder and shall reduce the Available Commitment of the Banks accordingly.
SECTION 2.2. Notice of Committed Borrowings. The Borrower or any Additional Borrower, as applicable, shall give the Administrative Agent notice (a “Notice of Committed Borrowing”) (x) at its New York address not later than 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing, (y) at its New York address not later than 11:00 A.M. (New York City time) on the third Universal Business Day before each Euro-Currency Borrowing denominated in Dollars, and (z) in the case of Euro Loans, at its London address not later than 11:00 A.M. (London time) on the third Universal Business Day before each Euro-Currency Borrowing denominated in euros or English pounds sterling, specifying:
(a)    the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing, a Universal Business Day in the case of a Euro-Currency Borrowing denominated in Dollars or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing denominated in a Foreign Currency,
(b)    the aggregate amount of such Borrowing and whether such Borrowing is to be denominated in Dollars, English pounds sterling or euros,
(c)    in the case of Loans to be made in Dollars, whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Currency Loans, and

(d)    in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
If no election as to the pricing of Loans comprising the Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Euro-Currency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
SECTION 2.3.     Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, the Borrower may, as set forth in this Section, request that the Banks, during the Availability Period, make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. The Borrower may request that the Banks make Money Market Loans denominated in Dollars or in any Foreign Currency; provided, however, that at no time may the Borrower request that the Banks make Money Market Loans so as to cause the amount of the Revolving Exposure to exceed the amount of the total Commitments.
(b)    Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile or electronic transmission a Money Market Quote Request substantially in the form of Exhibit B hereto (a “Money Market Quote Request”) so as to be received no later than 11:00 A.M. (New York City time) at the Administrative Agent’s New York facsimile number, and, in the case of Money Market Loans to be denominated in a Foreign Currency, so as to be received no later than 11:00 A.M. (London time) at the Administrative Agent’s London facsimile number on (w) the fourth Universal Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction to be denominated in Dollars, (x) the fourth Euro-Currency Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction to be denominated in a Foreign Currency, (y) the second Euro-Currency Business Day prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction to be denominated in a Foreign Currency or (z) the second Domestic Business Day prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction to be denominated in Dollars (or, in any case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks, which date is not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:
(i)    the proposed date of Borrowing, which shall be a Euro-Currency Business Day in the case of a LIBOR Auction or an Absolute Rate Auction to be denominated in a Foreign Currency, a Universal Business Day in the case of a LIBOR Auction to be denominated in Dollars or a Domestic Business Day in the case of an Absolute Rate Auction to be denominated in Dollars,
(ii)    the aggregate amount of such Borrowing, which shall be subject to the provisions of Section 2.3(a) and shall be $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency),
(iii)    the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,
(iv)    whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate and
(v)    the Applicable Currency in which the proposed Borrowing is to be denominated.
The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Currency Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.
(c)    Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by facsimile or electronic transmission an invitation for Money Market Quotes substantially in the form of Exhibit C hereto (an “Invitation for Money Market Quotes”), which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.
(d)    Submission and Contents of Money Market Quotes. o Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by facsimile or electronic transmission at its offices specified in or pursuant to Section 9.1 not later than (w) 9:30 A.M. (London time) on the third Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction to be denominated in a Foreign Currency, (x) 9:30 A.M. (New York City time) on the third Universal Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction to be denominated in Dollars, (y) 9:30 A.M. (New York City time) on the first Domestic Business Day prior to the proposed date of Borrowing, in the case of an Absolute Rate Auction to be denominated in Dollars or (z)  9:30 A.M. (London time) on the first Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of an Absolute Rate Auction to be denominated in a Foreign Currency (or, in any case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other

Banks. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.
(ii)    Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:
(A)    the proposed date of Borrowing,
(B)    the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency), (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,
(C)    in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the “Money Market Margin”) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%, rounded upwards, if necessary) to be added to or subtracted from such base rate,
(D)    in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%, rounded upwards, if necessary) (the “Money Market Absolute Rate”) offered for each such Money Market Loan and
(E)    the identity of the quoting Bank.
A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.
(iii)    Any Money Market Quote shall be disregarded if it:
(A)    is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);
(B)    contains qualifying, conditional or similar language;
(C)    proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

(D)    arrives after the time set forth in subsection (d)(i).
(e)    Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.
(f)    Acceptance and Notice by Borrower. Not later than 11:30 A.M. (New York City time or London time, as applicable) on (x) the date that Money Market Quotes are due pursuant to Section 2.3(d)(i), in the case of a LIBOR Auction, or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks, which date shall not be later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a “Notice of Money Market Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:
(i)    the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,
(ii)    the principal amount of each Money Market Borrowing must be $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency),
(iii)    acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and
(iv)    the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement (including the requirements of the third sentence of Section 2.3(a)).

(g)    Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency), as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.
SECTION 2.4.     Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower or Additional Borrower, as the case may be. Each Bank at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan (subject to the provision by such branch or Affiliate, prior to such branch or Affiliate receiving any payments pursuant to the Loan Documents, of any documentation required pursuant to Section 2.15; provided that any exercise of such option shall not affect the obligation of the Borrower or the applicable Additional Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)    Not later than 12:30 P.M. (New York City time or London time, as applicable) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City or in London, as applicable, to the Administrative Agent at its address specified in or pursuant to Section 9.1 (or, in the case of any Borrowing denominated in a Foreign Currency, at such other address as the Administrative Agent may specify from time to time by written notice to the Borrower and the Banks). Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available in like funds to the Borrower or the applicable Additional Borrower, as the case may be, at the Administrative Agent’s aforesaid address. If any Bank makes a new Loan hereunder on a day on which the Borrower or the applicable Additional Borrower, as the case may be, is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in this subsection (b), or remitted by the Borrower or the applicable Additional Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.
(c)    Unless the Administrative Agent shall have received notice from a Bank prior to the date (or, if a Base Rate Borrowing, the time) of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the

Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the applicable Additional Borrower, as the case may be, on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower or such Additional Borrower, as the case may be, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or such Additional Borrower, as the case may be, until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to (i) in the case of amounts denominated in Dollars, the daily average Federal Funds Rate, and (ii) in the case of amounts denominated in a Foreign Currency, the daily average cost of funding such amount (as reasonably determined by the Administrative Agent). A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.
SECTION 2.5.     Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower and any Additional Borrower to such Bank resulting from the Loans of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.
(b)    The Administrative Agent shall maintain the Register pursuant to subsection 9.6(g), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower and any Additional Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and any Additional Borrower and each Bank’s share thereof.
(c)    The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and any Additional Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or any Additional Borrower to repay (with applicable interest) any Loans made to the Borrower or such Additional Borrower by such Bank in accordance with the terms of this Agreement.
(d)    The Borrower and each Additional Borrower agree that, upon the request to the Administrative Agent by any Bank, the Borrower or such Additional Borrower will execute and deliver to such Bank a single Note of the Borrower or such Additional Borrower, as the case may be, evidencing any Loans of such Bank.

SECTION 2.6. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.
SECTION 2.7.     Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the applicable Base Rate Margin. Such interest shall be payable quarterly in arrears on the last Domestic Business Day of each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year and upon the date of termination of the Commitments in their entirety. The Base Rate Margin will be (i) initially determined for any Base Rate Loan on the same date as the relevant Notice of Borrowing for such Base Rate Loan and (ii) reset on the first Domestic Business Day of each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.
(b)    Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable Euro-Currency Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Euro-Currency Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan.
The “Adjusted London Interbank Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.0 minus the Euro-Currency Reserve Percentage.
The “London Interbank Offered Rate” applicable to any Euro-Currency Borrowing for any Interest Period means the rate appearing on the Reuters “LIBOR01” screen (or on any successor or substitute screen of such service, or any successor to or substitute for such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Applicable Currency in the London interbank market) at approximately 11:00 A.M. (London time) (a) in the case of Borrowings denominated in Dollars, two Euro-Currency Business Days prior to the commencement of such Interest Period, and (b) in the case of Borrowings denominated in English pounds sterling, on the same Euro-Currency Business Day as the commencement of such Interest Period, in each case, as the rate for deposits in the Applicable Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, and, in any event, in the case of euro-denominated Loans, then the “London Interbank Offered Rate” with respect to such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits of $5,000,000 (or the Foreign Currency Equivalent thereof, in the case of a Foreign Currency) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M. (London time) (i) in the case of Borrowings denominated in Dollars, two Euro-Currency Business Days prior to the commencement of such Interest Period and (ii) in the case of Borrowings denominated in a Foreign Currency, on the same Euro-Currency Business Day as the commencement of such Interest Period.
“Euro-Currency Reserve Percentage” means for any day as applied to a Euro-Currency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or any other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Currency Reserve Percentage. The Banks acknowledge and agree that the Euro-Currency Reserve Percentage on the date hereof is 0%.
(c)    [RESERVED]
(d)    Each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Currency Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.
(e)    The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
(f)    Each of “Euro-Currency Margin” and the “Commitment Fee Rate” means, for any day, the percentage set forth below in the column below such term and in the row corresponding to the “Level” in effect for the Borrower on such day:

	Ratings		Applicable Euro-Currency Margin
Level	Moody’s	S&P		Commitment Fee Rate
I	A3 (or higher)	A- (or higher)	1.000%	0.100%
II	Baa1	BBB+	1.125%	0.125%
III	Baa2	BBB	1.250%	0.150%
IV	Baa3	BBB-	1.500%	0.200%
V	Lower	Lower	1.750%	0.250%

; provided that (i) in the case of split Ratings from S&P and Moody’s, the Rating to be used to determine the applicable Level shall be the higher of the two Ratings, or if the Ratings differ by more than one Level as indicated above, the Rating to be used to determine the applicable Level shall be the Rating one below the higher of the two Ratings, (ii) if only one Rating exists, the Borrower may have its debt rated by a substitute nationally-recognized rating agency reasonably acceptable to the Administrative Agent; until the issuance of such rating, the applicable Euro-Currency Margin and the Commitment Fee Rate shall be determined by reference to the Level corresponding to the Rating that is one Level lower than the Level corresponding to the available Rating, (iii) if no Ratings exist, the applicable Level shall be Level V and (iv) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable rating agency), such change shall be effective as of the date on which it is first announced by the rating agency making such change. Each such change in the applicable Euro-Currency Margin or the Commitment Fee Rate shall apply to all outstanding Euro-Currency Loans and Base Rate Loans and to all commitment fees accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any rating agency shall change, the Borrower and the Banks party hereto shall negotiate in good faith to amend the references to specific Ratings in this subsection 2.7(f) to reflect such changed rating system.
SECTION 2.8.     Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks a commitment fee, which shall accrue at the applicable Commitment Fee Rate, as set forth in Section 2.7(f), on the daily unused amount of the Commitment of each Bank during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the date of this Agreement, and upon the date of termination of the Commitments in their entirety. All commitment fees shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay to the Administrative Agent for the account of each Bank a participation fee, payable in Dollars, with respect to its participations in Letters of Credit, which shall accrue at the applicable Euro-Currency Margin as set forth in Section 2.7(f) on the average daily amount of the Dollar Equivalent of such Bank’s LC Exposure during the period from and including the Effective Date to but excluding the later of the date on which such Bank’s Commitment terminates and the date on which such Bank ceases to have any LC

Exposure. The Borrower also agrees to pay to the Issuing Bank a fronting fee, which shall accrue at a rate of 0.125% per annum or at such rate as shall be mutually agreed upon by the Borrower and the Issuing Bank on the daily aggregate amount of outstanding Letters of Credit during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Domestic Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.9. Optional Termination or Reduction of Commitments. During the Availability Period, the Borrower may, upon at least three Domestic Business Days’ notice to the Administrative Agent (which shall give prompt notice thereof to each Bank), (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by a minimum aggregate amount of $5,000,000 (or the Foreign Currency Equivalent thereof, in the case of Euro Loans) or any multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Euro Loans) in excess thereof, the aggregate amount of the Commitments; provided that any outstanding principal amount of Loans that would exceed the aggregate amount of the Commitments after any such reduction must be prepaid at the time of such reduction, together with any related amounts payable under Section 2.13 in connection therewith. Any termination or reduction of the Commitments shall be permanent.
SECTION 2.10. Mandatory Termination of Commitments; Mandatory Prepayments. (a) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.
(b)    If, on any day, the Dollar Equivalent of Revolving Exposure exceeds 105% of the aggregate Commitments on such date, the Borrower and any Additional Borrowers shall, within five Euro-Currency Business Days, prepay sufficient outstanding Loans in an aggregate principal amount (together with interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under Section 2.13 in connection therewith) such that, after giving effect thereto, the Dollar Equivalent of Revolving Exposure does not exceed the aggregate Commitments on such date. If, on the last day of any Interest Period for any Borrowing, the Dollar Equivalent of Revolving Exposure exceeds the aggregate Commitments on such date, the Borrower and any Additional Borrowers shall, within five Euro-Currency Business Days, prepay sufficient outstanding Loans in an aggregate principal amount (together with interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under Section 2.13 in connection therewith) such that, after giving effect thereto, the

Dollar Equivalent of Revolving Exposure does not exceed the aggregate Commitments on such date; provided that the aggregate principal amount of the prepayment required pursuant to this sentence on any such occasion shall not exceed the aggregate principal amount of such Borrowing. Each such mandatory prepayment shall be applied to prepay ratably the Loans of the several Banks included in each Borrowing so prepaid.
SECTION 2.11. Optional Prepayments. (a) The Borrower or any Additional Borrower may (i) upon at least one Domestic Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1) and (ii) upon at least three Euro-Currency Business Days’ notice to the Administrative Agent, subject to Section 2.13, prepay any Euro-Currency Borrowing, in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any amounts payable under Section 2.13 in connection therewith; provided that any such partial prepayment shall be in the amount of $5,000,000 (or the Foreign Currency Equivalent thereof, in the case of Foreign Currency Loans) or any multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Foreign Currency Loans) in excess thereof. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.
(b)    Except as provided in clause (i) of Section 2.11(a), the Borrower and any Additional Borrowers may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.
(c)    Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower or the applicable Additional Borrower, as the case may be.
SECTION 2.12. General Provisions as to Payments. (a) The Borrower and each Additional Borrower, as applicable, shall make each payment required to be made by it hereunder (whether of principal, interest on the Loans, fees or amounts payable under Sections 2.13, 2.15, 2.17, 8.3 or 9.3, or otherwise) without set-off, counterclaim or deduction of any kind (in each case, unless required by law or otherwise by this Agreement), not later than 12:00 noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its New York address referred to in Section 9.1, except that payments required to be made directly to the Issuing Bank shall be so made and payments pursuant to Sections 2.13, 2.15, 2.17, 8.3 or 9.3 shall be made directly to the Persons entitled thereto; provided that any such payments made in respect of Euro Loans or other Loans denominated in a Foreign Currency shall be made not later than 12:00 noon (London time) on the date when due, in funds immediately available in London in the applicable Foreign Currency, to the Administrative Agent at its London address referred to in Section 9.1. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day; provided that in the case of Money Market Loans denominated in Dollars, whenever any payment of principal of, or interest on, such Dollar-denominated Money Market Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(b)    Unless the Administrative Agent shall have received notice from the Borrower or the relevant Additional Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower or such Additional Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower or such Additional Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower or such Additional Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to (i) in the case of amounts denominated in Dollars, the daily average Federal Funds Rate, and (ii) in the case of amounts denominated in a Foreign Currency, the daily average cost of funding such amount (as determined by the Administrative Agent).
SECTION 2.13. Funding Losses. If the Borrower or any Additional Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.11, Article VI or VIII or otherwise, but not pursuant to Section 8.2) on any day other than the last day of the Interest Period applicable thereto, if the Borrower or any Additional Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a) or 2.19 or if the Borrower or any Additional Borrower fails to prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.11(c), the Borrower or such Additional Borrower shall reimburse each Bank within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided that such Bank shall have delivered to the Borrower or such Additional Borrower a certificate setting forth the calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate and interest and fees based on amounts denominated in English pounds sterling hereunder shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Except as set forth in Section 2.8, all other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower and each Additional Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or such Additional Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or the applicable Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Additional Borrower shall make such deductions and (iii) the Borrower or such Additional Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower and each Additional Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower and each Additional Borrower shall indemnify the Administrative Agent and each Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or such Additional Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower or any Additional Borrower by a Bank or by the Administrative Agent, on its own behalf or on behalf of any Bank, shall be conclusive absent manifest error.
(d)    Each Bank shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) the full amount of any Taxes attributable to such Bank (but, in the case of Indemnified Taxes or Other Taxes, only to the extent that the Borrower or an Additional Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes, and without limiting the obligation of the Borrower and each Additional Borrower to do so) and (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Documents and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any Additional Borrower to a Governmental Authority, the Borrower or such Additional Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, any Additional Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower, any Additional Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, any Additional Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower, any Additional Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, any Additional Borrower or the Administrative Agent as will enable the Borrower, any Additional Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(a), (f)(b) and (f)(d) below) shall not be required if in the Bank's reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(a)    any Bank that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. Federal backup withholding tax;
(b)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or applicable successor form); or
(iv)    to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(c)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(d)     if a payment made to a Bank under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Withholding Agent at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank's obligations under FATCA or to determine the amount to deduct and withhold from such payment; provided, that solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    If the Administrative Agent or any Bank determines, in its sole, reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Additional Borrower or with respect to which the Borrower or any Additional Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower or such Additional Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Additional Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Additional Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower or such Additional Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower, any Additional Borrower or any other Person.
(h) Survival. Each party's obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i) Defined Terms. For purposes of this Section 2.15, the term “Bank” includes any Issuing Bank.
SECTION 2.16. Additional Borrowers. (a) On or after the Effective Date, the Borrower may designate any wholly-owned Subsidiary of IR Parent as an Additional Borrower by delivery to the Administrative Agent, at least ten Domestic Business Days prior to such designation, of (i) an Additional Borrower Agreement executed by such Subsidiary, the Guarantors and the Borrower, substantially in the form of Exhibit H hereto (each, an “Additional Borrower Agreement”) and (ii) a favorable written opinion (addressed to the Administrative Agent and the Banks) of counsel of such Subsidiary or Subsidiaries (which opinion shall be reasonably satisfactory to the Administrative Agent). Upon delivery of the above-mentioned documents, such Subsidiary shall for all purposes of this Agreement be an Additional Borrower and a party to this Agreement. Promptly following receipt of any Additional Borrower Agreement, the Administrative Agent shall send a copy thereof to each Bank.
(b)    As soon as practicable after receiving notice from the Borrower or the Administrative Agent of the Borrower’s intent to designate a Subsidiary as an Additional Borrower, and in any event at least five Domestic Business Days prior to the delivery of an executed Additional Borrower Agreement to the Administrative Agent pursuant to Section 2.16(a), for an Additional Borrower that is organized under the laws of a jurisdiction other than of the United States of America, or a political subdivision thereof, of Bermuda, or of the Grand Duchy of Luxembourg, any Bank that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Additional Borrower directly or through an Affiliate of such Bank, as provided in Section 2.4(a) (a “Protesting Bank”), shall so notify the Borrower and the Administrative Agent in writing. With respect to each Protesting Bank, the Borrower shall, effective on or before the date that such Additional Borrower shall have the right to borrow hereunder, either (i) notify the Administrative Agent and such Protesting Bank that the Commitments of such Protesting Bank shall be terminated; provided that such Protesting Bank shall have received payment of an amount equal to the outstanding principal of its Loans and/or unreimbursed Letters of Credit obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (ii) substitute such Protesting Bank in accordance with the provisions of Section 8.5 hereof or (iii) cancel the request to designate such Subsidiary as an “Additional Borrower” hereunder.
SECTION 2.17. Additional Borrower Costs. (a) If the cost to any Bank of making or maintaining any Loan to an Additional Borrower is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced, by an amount deemed by such Bank to be material, by reason of the fact that such Additional Borrower is organized under the laws of, or principally conducts its business in, a jurisdiction or jurisdictions outside the United States of America, the Borrower and such Additional Borrower shall indemnify such Bank for such increased cost or reduction within 30 days after demand by such Bank (with a copy to the Administrative Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder, together with calculations in reasonable detail supporting such amounts, shall be conclusive in the absence of clearly demonstrable error. Except for increased costs or reductions in amounts receivable required by applicable law or regulation in existence at the time that an Additional Borrower joins this Agreement and notified to the Borrower at least two Domestic Business Days prior to the effectiveness of the designation of the applicable Additional Borrower, no such compensation may be claimed (i) in respect of any Committed Loan for any period prior to the date 60 days before the date of notice by such Bank to the Borrower of its intention to make claims therefor (except that, if the applicable event giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof) or (ii) to the extent such Bank was aware of such cost or reduction at the time the related Loan was made.

(b)    Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to the foregoing subsection (a) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.
SECTION 2.18. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower or any Additional Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower or any Additional Borrower to, or entered into by the Borrower or any Additional Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower or any Additional Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Domestic Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit shall be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower or such Additional Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower or such Additional Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Equivalent of the LC Exposure at such time shall not exceed $200,000,000 and (ii) the sum of the Dollar Equivalent of the aggregate outstanding principal amount of the Loans plus the Dollar Equivalent of the LC Exposure, in each case at such time shall not exceed the total Commitments. The Issuing Bank shall not issue, amend, renew or extend a Letter of Credit if notice has been given to such Issuing Bank by the Administrative Agent or the Required Banks that a Default or Event of Default has occurred and is continuing. The Issuing Bank shall provide to the Administrative Agent and, in turn, the Administrative Agent shall provide to the Banks a monthly update, in accordance with customary practices, of total LC Exposures, it being understood that the obligations of the Banks shall not be subject to the receipt of such update.

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the earlier of (i) one year after the date of issuance and (ii) the close of business on the date that is five Domestic Business Days prior to the Termination Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Bank’s Applicable Percentage of the Dollar Equivalent of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower or any Additional Borrower, as applicable, on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower or any Additional Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower or any Additional Borrower, as applicable, shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in Dollars or (subject to the immediately succeeding sentence) the applicable Foreign Currency, not later than 12:00 noon (New York City time) on the Domestic Business Day immediately following the Domestic Business Day that such LC Disbursement is made (the “Disbursement Date”), if the Borrower or such Additional Borrower shall have received notice of such LC Disbursement prior to 3:00 P.M. (New York City time) on the Disbursement Date, or, if such notice has not been received by the Borrower or such Additional Borrower prior to such time on such date, then not later than 12:00 noon (New York City time) on (i) the Domestic Business Day immediately following the Domestic Business Day that the Borrower or such Additional Borrower, as applicable, receives such notice, if such notice is received prior to 3:00 P.M. (New York City time) on the day of receipt, or (ii) within two Domestic Business Days immediately following the day that the Borrower or such Additional Borrower receives such notice, if such notice is not received prior to 3:00 P.M. (New York City time) on the day of receipt; provided that, if such LC Disbursement is not less than $10,000,000 (or the equivalent amount in a Foreign Currency), the Borrower or such Additional Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 or 2.3 that such payment be financed with a Base Rate Loan, Euro-Currency Loan or Money Market Loan in an equivalent amount and, to the extent so financed, the Borrower’s or such Additional Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan, Euro-Currency Loan or Money Market Loan. If the Borrower or any Additional Borrower fails to make such payment when due, (i) if such payment relates to a Letter of Credit denominated in a Foreign Currency, automatically and with no further action required, the Borrower’s or such Additional Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such LC Disbursement and (ii) the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the Dollar Equivalent thereof (if such LC Disbursement relates to a Letter of Credit denominated in a Foreign Currency) and the payment then due from the Borrower or any Additional Borrower in respect thereof and such Bank’s Applicable Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to the Administrative Agent in Dollars its Applicable Percentage of the payment then due from the Borrower or any Additional Borrower (determined as provided in clause (i) of the immediately preceding sentence, if such payment relates to a Letter of Credit denominated in a Foreign Currency), in the same manner as provided in Section 2.4 with respect to Loans made by such Bank (and Section 2.4 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Administrative Agent shall promptly pay to the Issuing Bank in Dollars the amounts so received by it from the Banks. Promptly following receipt by the Administrative Agent of any payment from the Borrower or any Additional Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Banks and the Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Base Rate Loan, Euro-Currency Loan or Money Market Loan as contemplated above) shall not constitute a Loan and shall not relieve either the Borrower or any Additional Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s or Additional Borrower’s, as applicable, obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s or any Additional Borrower’s obligations hereunder. Neither the Administrative Agent, the Banks nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower or any Additional Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and any Additional Borrower to the extent permitted by applicable law) suffered by the Borrower or any Additional Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined in a final, non-appealable judgment by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower or the applicable Additional Borrower, as the case may be, by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower or such Additional Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower or any Additional Borrower, as applicable, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower or such Additional Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans pursuant to Section 2.7; provided that, if the Borrower or such Additional Borrower, as applicable, fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then the rate applicable to overdue Base Rate Loans pursuant to the last sentence of Section 2.7(a) shall apply; provided further that, in the case of any LC Disbursement made under a Letter of Credit denominated in a Foreign Currency, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on or before the due date therefor, (A) be payable in the applicable Foreign Currency and (B) bear interest at the rate per annum then applicable to Euro-Currency Loans pursuant to Section 2.7 and (ii) in the case of any LC Disbursement that is reimbursed after the due date therefor, (A) be payable in Dollars, (B) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such LC Disbursement was made, of such LC Disbursement and (C) bear interest at the rate per annum then applicable to Base Rate Loans, subject to the last sentence of Section 2.7(a). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Bank to the extent of such payment.
(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Domestic Business Day that the Borrower or any Additional Borrower receives notice from the Administrative Agent or the Required Banks (or, if the maturity of the Loans has been accelerated, Banks with the Dollar Equivalent of LC Exposure representing greater than 51% of the Dollar Equivalent of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower or such Additional Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Banks, an amount in Dollars and in cash equal to the Dollar Equivalent of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the (i) portions of such amount attributable to undrawn Letters of Credit denominated in Foreign Currencies or LC Disbursements in a Foreign Currency that the Borrower or such Additional Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in Dollars, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or such Additional Borrower described in clause (f) or (g) of Section 6.1. For the purposes of this paragraph, the Dollar Equivalent of LC Exposure shall be calculated using the Exchange Rates on the date that notice demanding cash collateralization is delivered to the Borrower or Additional Borrower. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower or such Additional Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in Permitted Investments at the Borrower’s or such Additional Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower or such Additional Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Banks with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower or such Additional Borrower under this Agreement. If the Borrower or any Additional Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower or such Additional Borrower within three Domestic Business Days after all Events of Default have been cured or waived.
(j)    Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 6.1, all amounts (i) that the Borrower or any Additional Borrower is at the time, or thereafter becomes, required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in a Foreign Currency (other than amounts in respect of which the Borrower or such Additional Borrower has deposited cash collateral pursuant to Section 2.18(i), if such cash collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Banks are at the time, or thereafter become, required to pay to the Administrative Agent and the Administrative Agent is at the time, or thereafter becomes, required to distribute to the Issuing Bank pursuant to Section 2.18(e) in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in a Foreign Currency and (iii) of each Bank’s participation in any Letter of Credit denominated in a Foreign Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the Issuing Bank or any Bank in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.
SECTION 2.19. Interest Elections. (a) The pricing of the Loans comprising each Borrowing initially shall be as specified in the applicable Notice of Committed Borrowing or designated by Section 2.2 and, in the case of a Euro-Currency Borrowing, shall have an initial Interest Period as specified in such Notice of Committed Borrowing or designated by Section 2.2. Thereafter, the Borrower or applicable Additional Borrower may elect to convert such Borrowing so that it is comprised of Loans with different pricing or to continue such Borrowing and, in the case of a Euro-Currency Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided that the Borrower or such Additional Borrower may not elect to convert any Borrowing denominated in a Foreign Currency to a Base Rate Borrowing and may not change the currency of any Borrowing. The Borrower or applicable Additional Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Banks holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower or applicable Additional Borrower shall notify the Administrative Agent of such election by telephone by the time that a Notice of Committed Borrowing would be required under Section 2.2 if the Borrower or such Additional Borrower were requesting a Borrowing comprised of Loans with the pricing resulting from such election to be made on the effective date of such election. Each such telephonic interest election request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written interest election request signed by the Borrower or applicable Additional Borrower.
(c)    Each telephonic and written interest election request shall specify the following information:
(i)    the Borrowing to which such interest election request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such interest election request, which shall be a Domestic Business Day, in the case of a Base Rate Borrowing, or a Euro-Currency Business Day, in the case of a Euro-Currency Borrowing;
(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Euro-Currency Borrowing; and
(iv)    if the resulting Borrowing is a Euro-Currency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such interest election request requests a Euro-Currency Borrowing but does not specify an Interest Period, then the Borrower or applicable Additional Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an interest election request, the Administrative Agent shall advise each Bank of the details thereof and of such Bank’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely interest election request with respect to a Euro-currency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Euro-Currency Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Banks, so notifies the Borrower or applicable Additional Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Euro-Currency Borrowing and (ii) unless repaid, each Euro-Currency Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.20. Defaulting Banks. (a) Notwithstanding any provision of this Agreement to the contrary, if one or more Banks become Defaulting Banks, then, upon notice to such effect by the Administrative Agent (which notice shall be given promptly after the Administrative Agent becomes aware that any Bank shall have become a Defaulting Bank, including as a result of being advised thereof by the Issuing Bank or the Borrower) (such notice being referred to as a “Defaulting Bank Notice”), the following provisions shall apply for so long as any such Bank is a Defaulting Bank:
(i)    no commitment fee shall accrue on the unused amount of any Commitment of any Defaulting Bank pursuant to Section 2.8(a);

(ii)    the Commitment and Revolving Exposure of each Defaulting Bank shall be disregarded in determining whether the requisite Banks shall have taken any action hereunder or under any other Loan Document (including any consent to any waiver, amendment or other modification pursuant to Section 9.5); provided that any waiver, amendment, or other modification that, disregarding the effect of this clause (ii), requires the consent of each Bank directly affected thereby pursuant to clause (a), (b) or (c) of Section 9.5 shall continue to require the consent of each Defaulting Bank directly affected thereby in accordance with the terms hereof; provided, further, that any waiver, amendment or other modification of this Section 2.20(a)(ii) or clause (a), (b) or (c) of Section 9.5 at any time that a Bank is a Defaulting Bank shall require the consent of such Defaulting Bank if such Defaulting Bank would be directly adversely affected thereby;
(iii)    if any LC Exposure exists at the time any Bank becomes a Defaulting Bank (each Letter of Credit to which such LC Exposure is attributable being referred to as a “Reallocated Letter of Credit”), then:
(A)    subject to clause (B) below, the participation of each Non-Defaulting Bank in each Reallocated Letter of Credit shall be adjusted to be determined under Section 2.18(d) on the basis of such Bank’s Adjusted Applicable Percentage (and all references in Section 2.18 to “Applicable Percentage” shall be deemed to be references to “Adjusted Applicable Percentage”);
(B)    notwithstanding the foregoing:
(1)    if any Bank that becomes a Defaulting Bank shall be an Issuing Bank or an Affiliate thereof, no adjustment shall be made pursuant to clause (A) above with respect to participations in any Letter of Credit issued by such Issuing Bank;
(2)    if all the Defaulting Banks’ Applicable Percentage of the LC Exposure attributable to the Reallocated Letters of Credit (the “Defaulting Bank LC Exposure”) exceeds the unused portion of the Commitments of the Non–Defaulting Banks as of the time the adjustments are to be made pursuant to clause (A) above (such unused portion being referred to as the “Maximum Incremental Participations Amount”), then the incremental amount of participations acquired by the Non-Defaulting Banks under clause (A) above (the “Incremental LC Participations”) shall not exceed at any time the Maximum Incremental Participations Amount;
(3)    adjustments under Section 2.20(a)(iii)(A) and (B) above shall only be made to the extent that, after giving effect to such adjustments, the Revolving Exposure of any Non-Defaulting Bank shall not exceed its Commitment; and
(4)    no adjustment shall be made under Section 2.20(a)(iii)(A) or (B) above if, at the time such adjustment is made, an Event of Default has occurred and is continuing;
(C)    if the Defaulting Bank LC Exposure exceeds the Maximum Incremental Participation Amount, then the Borrower or applicable Additional Borrower shall, within five Domestic Business Days after receipt of written notice to that effect from the Administrative Agent, cash collateralize the Reallocated Letters of Credit (in a manner and under documentation reasonably satisfactory to the Administrative Agent) in an aggregate amount equal to the excess, if any, of the Defaulting Bank LC Exposure over the Maximum Incremental Participation Amount or, if agreed to by the Issuing Bank, enter into other arrangements with respect to the Reallocated Letters of Credit on terms mutually agreed between the Issuing Bank and the Borrower or applicable Additional Borrower;
(D)    if any Reallocated Letter of Credit shall have been cash collateralized by the Borrower or applicable Additional Borrower pursuant to clause (C) above, then (x) the Borrower or applicable Additional Borrower shall not be required to pay any letter of credit participation fees pursuant to Section 2.8(b) with respect to the portion of such Reallocated Letter of Credit that is so cash collateralized and (y) to the extent any letter of credit participation fees are not required to be paid by reason of clause (x) above, the reduction in the amount of such fees shall be allocated to the Defaulting Banks;
(E)    if an adjustment shall have been made pursuant to clause (A) above to the participations of the Non-Defaulting Banks in Reallocated Letters of Credit, then the letter of credit participation fees that would otherwise have been payable to the Banks that are Defaulting Banks pursuant to Section 2.8(b) with respect to the portion of such Reallocated Letters of Credit equal to the Incremental LC Participations therein shall instead accrue for the accounts of, and be payable to, the Banks that are Non-Defaulting Banks in accordance with their Adjusted Applicable Percentages;
(F)    if the Defaulting Bank LC Exposure at any time shall exceed the sum of the Incremental LC Participations at such time and the portion of the Reallocated Letters of Credit cash collateralized at such time pursuant to clause (C) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Non-Defaulting Bank hereunder, all letter of credit participation fees payable to the Banks that are Defaulting Banks under Section 2.8(b) with respect to the portion of the Defaulting

Bank LC Exposure equal to such excess shall instead accrue for the account of, and be payable to, the Issuing Bank that shall have issued the Reallocated Letters of Credit; and
(G)    the Revolving Exposure of each Non-Defaulting Bank shall be determined after giving effect to the Incremental LC Participations acquired by such Bank under the foregoing clauses of this clause (iii);
(iv)    in the event any Letter of Credit shall be issued or amended to increase the amount thereof, (A) the participations of the Non-Defaulting Banks therein shall be determined in the manner set forth in clause (iii)(A) above, as if such Letter of Credit shall have been a Reallocated Letter of Credit, and (B) letter of credit participation fees that would otherwise have been payable to the Banks that are Defaulting Banks pursuant to Section 2.8(b) in respect of any such Letter of Credit shall be subject to clause (iii)(E) above; provided, however, that, notwithstanding anything to the contrary set forth herein, the Issuing Bank shall not be required to issue, extend, renew or increase the amount of any Letter of Credit unless it is satisfied that the Defaulting Banks’ Applicable Percentage of the LC Exposure attributable to such Letter of Credit will be entirely covered by participations therein of the Non-Defaulting Banks and/or cash collateral or other arrangements satisfactory to the Issuing Bank provided by the Borrower or applicable Additional Borrower (in a manner and under documentation satisfactory to the Issuing Bank); and
(v)    any amount payable to or for the account of any Defaulting Bank in its capacity as a Bank hereunder (whether on account of principal, interest, fees or otherwise, and including any amounts payable to such Defaulting Bank pursuant to Sections 2.10 and 2.11, but excluding any amounts payable to such Defaulting Bank pursuant to Sections 2.13, 2.15, 2.17, 8.3 and 9.3) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, (A) be applied, at such time or times as may be determined by the Administrative Agent, (1) first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder, (2) second to the payment of any amounts owing by such Defaulting Bank to the Issuing Bank in respect of such Defaulting Bank’s participations in Letters of Credit (and to the extent any such amounts shall have been paid by Non-Defaulting Banks as a result of adjustments pursuant to clause (iii) above, to reimburse such Non-Defaulting Banks for such amounts), (3) third, to cash collateralize participation obligations of such Defaulting Bank in respect of outstanding Letters of Credit (with the concurrent release of an equivalent amount any cash collateral or other collateral security, if any, provided by the Borrower pursuant to this Section) and (4) fourth, to the funding of such Defaulting Bank’s Applicable Percentage of any Borrowing in respect of which such Defaulting Bank shall have failed to fund such share as required hereunder, (B) to the extent not applied as aforesaid, be held, if so determined by the

Administrative Agent, as cash collateral for funding obligations of such Defaulting Bank in respect of future Loans hereunder, (C) to the extent not applied or held as aforesaid, be applied, pro rata, to the payment of any amounts owing to the Borrower or the Non-Defaulting Banks as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Non-Defaulting Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations hereunder and (D) to the extent not applied or held as aforesaid, be distributed to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction.
(b)    In the event the Administrative Agent, the Issuing Bank and the Borrower shall have agreed that a Bank that is a Defaulting Bank has adequately remedied all matters that caused such Bank to become a Defaulting Bank, then (i) such Bank shall cease to be a Defaulting Bank for all purposes hereof, (ii) the obligations of the Banks to purchase participations in Letters of Credit under Section 2.18(d) shall be readjusted to be determined on the basis of such Banks’ Applicable Percentages and (iii) such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine to be necessary in order for the Loans to be held by the Banks in accordance with their Applicable Percentages.
(c)    No Commitment of any Bank shall be increased or otherwise affected and, except as otherwise expressly provided in this Section, performance by the Borrower and any Additional Borrower of its obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section. The rights and remedies against a Defaulting Bank under this Section are in addition to other rights and remedies that the Borrower, any Additional Borrower, the Administrative Agent, the Issuing Bank or any Non-Defaulting Bank may have against such Defaulting Bank (and, for the avoidance of doubt, each Non-Defaulting Bank shall have a claim against any Defaulting Bank for any losses it may suffer as a result of the operation of this Section).
SECTION 2.21. Payments Generally.
(a)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(b)    If any Bank shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or the Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), until all such unsatisfied obligations have been discharged, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Bank to satisfy such Bank’s obligations in respect of such payment or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Bank pursuant to Sections 2.4(b), 2.4(c), 2.12(b), 2.18(d) and 2.18(e), in each case in such order as shall be determined by the Administrative Agent in its discretion.
SECTION 2.22. Extension of Termination Date. (a) On no more than two occasions, the Borrower may, by delivery of a Termination Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each Bank) not more than 90 days but not less than 30 days prior to each anniversary of the Effective Date, request that the Banks extend the then existing Termination Date (the “Existing Termination Date”) in accordance with this Section. Each Termination Date Extension Request shall specify the date to which the Termination Date is sought to be extended. In the event a Termination Date Extension Request shall have been delivered by the Borrower, each Bank shall have the right to agree to the extension of the Existing Termination Date with regard to its entire Commitment on the terms and subject to the conditions set forth therein (each Bank agreeing to the Termination Date Extension Request being referred to herein as a “Consenting Bank” and each Bank not agreeing thereto being referred to herein as a “Declining Bank”), which right may be exercised by written notice thereof delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Termination Date Extension Request shall have been delivered by the Borrower (it being understood and agreed that any Bank that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Bank). If a Consenting Bank shall have agreed to such Termination Date Extension Request in respect of Commitments held by them, then, subject to paragraph (c) of this Section, on the date specified in the Termination Date Extension Request as the effective date thereof (the “Extension Effective Date”), the Existing Termination Date of the applicable Commitments shall, as to the Consenting Banks, be extended to such date as shall be specified therein.
(b)    Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.16(b) and 9.6, at any time prior to the Existing Termination Date, to replace a Declining Bank with a Bank or other financial institution that will agree to such Termination Date Extension Request, and any such replacement Bank shall for all purposes constitute a Consenting Bank in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement.
(c)    If a Termination Date Extension Request has become effective hereunder:
(i)    not later than the fifth Business Day prior to the Existing Termination Date, the Borrower shall make prepayments of Loans and shall provide cash collateral in respect of Letters of Credit in the manner set forth in Section 2.18(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Revolving Exposure as of such date will not exceed the aggregate Commitments of the Consenting Banks extended pursuant to this Section (and the Borrower shall not be permitted thereafter to request any Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Revolving Exposure would exceed the aggregate amount of the Commitments of such Commitments so extended);
(ii)    on the Termination Maturity Date, the Commitment of each Declining Bank shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrower shall repay all the Loans of each Declining Bank, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Bank hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 3.2, such repayments may be funded with the proceeds of new Borrowings made simultaneously with such repayments by the Consenting Banks, which such Borrowings shall be made ratably by the Consenting Banks in accordance with their extended Commitments; and
(iii)    Notwithstanding the foregoing, no Termination Date Extension Request shall become effective hereunder unless (A) the Consenting Banks hold a majority of the then outstanding Commitments and (B) on the Extension Effective Date, the conditions set forth in Section 3.2 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Termination Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a the chief financial officer, principal accounting officer, treasurer or controller of the Borrower, or any other officer performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller.
(iv)    Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Termination Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments of the Consenting Banks effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.21 or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Banks or all affected Banks under Section 9.5.
(v)    The Borrower, the Administrative Agent and the Consenting Banks may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Termination Date Extension Request that has become effective in accordance with the provisions of this Section.
ARTICLE III

CONDITIONS

SECTION 3.1.     Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.5):
(a)    receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telecopy or other written confirmation from such party of execution of a counterpart hereof by such party);
(b)    receipt by the Administrative Agent for the account of each Bank requesting a Note of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.5;
(c)    receipt by the Administrative Agent of a certificate of the chief financial officer, the treasurer or an assistant treasurer of each of IR Parent and the Borrower stating that the representations and warranties of each of IR Parent and the Borrower set forth in Article IV hereof are true in all material respects as of the date of such certificate;
(d)    receipt by the Administrative Agent of (i) an opinion of Evan M. Turtz, Vice President and Secretary of Ingersoll-Rand Company, in form and substance reasonably satisfactory to the Administrative Agent, (ii) an opinion of David Butow, Vice President and General Counsel, EMEIA and Deputy General Counsel – M&A, Finance and Restructuring of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, (iii) an opinion of Appleby, Bermuda counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and (iv) an opinion of Arthur Cox, Irish counsel to IR Parent, in form and substance reasonably satisfactory to the Administrative Agent;
(e)    receipt by the Administrative Agent of a certificate of the secretary or assistant secretary of the Borrower and each Guarantor, dated as of the Effective Date, certifying (i) that attached thereto is a true and complete copy of each organizational document of the Borrower or such Guarantor, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower or such Guarantor authorizing (A) the execution, delivery and performance of any Loan Documents to which the Borrower or such Guarantor is a party and (B) in the case of the Borrower, the Borrowings hereunder, and, in each case, that such resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower or such Guarantor (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (e)) and (iv) that there have been no changes in the certificate of incorporation or bylaws (or equivalent organizational document) of the Borrower or such Guarantor from the certificate of incorporation or bylaws (or equivalent organizational document) delivered pursuant to clause (i) above;

(f)    receipt by the Administrative Agent of all fees and expenses payable to the Administrative Agent or any Bank on or prior to the Effective Date hereunder and under the Fee Letters, including reimbursement or payment of all reasonable out-of-pocket expenses (including the expenses of counsel) required to be reimbursed or paid by the Borrower hereunder, in each case to the extent invoiced at least two Domestic Business Days prior to the Effective Date; and
(g)    termination of commitments under, and repayment of any amounts outstanding under, the 2011 4-Year Existing Credit Agreement. Each Bank party hereto that is also a “Bank” under the 2011 4-Year Existing Credit Agreement hereby waives the requirement for advance notice of termination of “Commitments” under the 2011 4-Year Existing Credit Agreement and prepayment of any “Loans” outstanding thereunder; provided such notice of termination and prepayment is delivered on the Effective Date of this Agreement;
provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than April 15, 2014. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.
SECTION 3.2.     Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (as applicable) is subject to the satisfaction of the following conditions:
(a)    in the case of any Borrowing, receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;
(b)    immediately after such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, the Dollar Equivalent of the aggregate outstanding principal amount of the Loans plus the Dollar Equivalent of the LC Exposure will not exceed the aggregate amount of the Commitments;
(c)    in the case of a Borrowing, other than a Refunding Borrowing, or an issuance, amendment, renewal or extension of a Letter of Credit:
(i)    immediately before and after such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing;
(ii)    immediately before and after such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no event or condition shall have occurred and be continuing which permits any holder of any Material Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof; and

(iii)    except to the extent any representation or warranty expressly relates only to an earlier date, the fact that the representations and warranties of IR Parent and the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.4(b), 4.5, 4.7 and 4.11(b)) shall be true in all material respects on and as of the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit; and
(d)    on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Borrower and IR Parent shall not be in arrears on payments of principal under, or in arrears for more than five days on payments of interest due under, the 2012 5-Year Existing Credit Agreement.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower and each Additional Borrower on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as to the facts specified in clause (b) of this Section and each Borrowing, other than a Refunding Borrowing, and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower and each Additional Borrower on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as to the facts specified in clause (c) of this Section.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Each of IR Parent and the Borrower represents and warrants that:
SECTION 4.1.     Corporate Existence and Power. Each Loan Party is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
SECTION 4.2.     Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Loan Party or of any judgment, injunction, order or decree binding upon such Loan Party or of any limitation on borrowing imposed by any agreement or other instrument binding upon such Loan Party.
SECTION 4.3.     Binding Effect. This Agreement constitutes a valid and binding agreement of each Loan Party and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower or applicable Additional Borrower, in each case enforceable in accordance with its respective terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
SECTION 4.4.     Financial Information; No Material Adverse Change. (a) The consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of December 31, 2013, and the related consolidated statements of income, equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in IR Parent’s 2013 Form 10-K, fairly present, in conformity with GAAP, the consolidated financial position of IR Parent and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.
(b)    Since December 31, 2013, there has been no material adverse change in the business, financial position or results of operations of IR Parent and its Consolidated Subsidiaries, considered as a whole.
SECTION 4.5.     Litigation. Except for the litigation disclosed under the headings “Tax Related Matters” and “Asbestos-Related Matters” in IR Parent’s 2013 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of IR Parent or the Borrower threatened against or affecting IR Parent, the Borrower or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business, consolidated financial position or consolidated results of operations of IR Parent and its Consolidated Subsidiaries, taken as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.
SECTION 4.6. Compliance with ERISA. Except where the liability that could reasonably be expected to be incurred would be in an amount that would not have a Material Adverse Effect: (i) within the preceding five years, each member of the ERISA Group as in effect immediately prior to the date hereof has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan; and (ii) no member of the ERISA Group as in effect immediately prior to the date hereof has, within the preceding five years, (A) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA in respect of any Plan, (B) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, (C) incurred any liability to the PBGC under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA or contributions in the normal course), (D) incurred any liability in connection with a Plan termination under Section 4201 of ERISA or (E) determined that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Internal Revenue Code).

SECTION 4.7. Environmental Matters. In the ordinary course of its business, IR Parent conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of IR Parent and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown or any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, IR Parent has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.
SECTION 4.8.     Taxes. IR Parent, the Borrower and their respective Subsidiaries have filed all material United States federal, Bermuda and Ireland income tax returns, as applicable, and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by IR Parent, the Borrower or any Subsidiary, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith by IR Parent, the Borrower or such Subsidiary as of the date this representation is made. The charges, accruals and reserves on the books of each of IR Parent, the Borrower and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of IR Parent and the Borrower, adequate.
SECTION 4.9. Subsidiaries. The Borrower’s and IR Parent’s Material Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and have all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted.
SECTION 4.10. Not an Investment Company. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 4.11.    Full Disclosure. (a) All information heretofore furnished by IR Parent or the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and any such information hereafter furnished by IR Parent or the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.
(b)    IR Parent and the Borrower have disclosed to the Banks in writing (such disclosure to be deemed to include any disclosure in any public filings with the Securities and Exchange Commission by IR Parent) any and all facts that materially and adversely affect or may affect (to the extent IR Parent or the Borrower can now reasonably foresee), the business, operations or financial condition of IR Parent and its Consolidated Subsidiaries, taken as a whole, or the ability of the Loan Parties to perform their obligations under this Agreement.

SECTION 4.12. Regulations T, U and X. No part of the proceeds of any Loan will be used for any purpose that entails a violation of the provisions of Regulation T, Regulation U and Regulation X.
SECTION 4.13. Anti-Terrorism Laws; Anti Corruption Laws. (a) To the extent applicable, IR Parent, the Borrower and the Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act. No part of the proceeds of the Loans will be used by IR Parent, the Borrower or any of the Subsidiaries, for the purpose of funding or financing any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(b)    None of IR Parent, the Borrower or any Subsidiary nor, to the knowledge of IR Parent or the Borrower, any director, officer, agent, employee or Affiliate of IR Parent, the Borrower or any Subsidiary, (i) is a Blocked Person or (ii) is currently subject to any U.S. sanctions administered by the OFAC; and none of IR Parent, the Borrower or any Subsidiary will use the proceeds of the Loans for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
ARTICLE V

COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of IR Parent and the Borrower agrees that:
SECTION 5.1. Information. IR Parent will deliver to each of the Banks (via any method reasonably acceptable to the Administrative Agent, including via IntraLinks/IntraAgency, SyndTrak, Fixed Income Direct or another relevant website or substantially similar electronic transmission information platform reasonably acceptable to the Administrative Agent, it being understood that the following constitute delivery hereunder: (i) posting on any such electronic transmission information platform and (ii) only with respect to information found in Forms 10-K, 10-Q or 8-K (or their equivalents) or in proxy statements, the filing of registration statements and reports on such forms or filing of proxy statements, as the case may be, with the Securities and Exchange Commission):
(a)    as soon as available and in any event within 90 days after the end of each fiscal year of IR Parent, a consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;
(b)    as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of IR Parent, a consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of the end of such quarter and as of the end of the preceding fiscal year, the condensed consolidated statements of income for such quarter, for the portion of IR Parent’s fiscal year ended at the end of such quarter and for the corresponding portion of IR Parent’s previous fiscal year and condensed consolidated statements of cash flows for such fiscal quarter, for the portion of IR Parent’s fiscal year ended at the end of such quarter and for the corresponding portion of IR Parent’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the treasurer of IR Parent;
(c)    simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the treasurer of IR Parent (i) setting forth in reasonable detail the calculations required to establish whether IR Parent was in compliance with the requirements of Sections 5.5 and 5.6 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which IR Parent is taking or proposes to take with respect thereto;
(d)    within five Domestic Business Days after the chief financial officer, chief accounting officer, treasurer or chief legal officer of IR Parent or the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the treasurer of IR Parent or the Borrower setting forth the details thereof and the actions that IR Parent or the Borrower is taking or proposes to take with respect thereto;
(e)    promptly upon the mailing thereof to the shareholders of IR Parent generally, copies of all financial statements, reports and proxy statements so mailed;
(f)    promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which IR Parent shall have filed with the Securities and Exchange Commission; provided that, unless the Administrative Agent notifies IR Parent in writing to the contrary, satisfaction of the provisions of this subsection (f) shall satisfy as well the provisions of subsections (a) and (b);
(g)    if and when (i) any member of the ERISA Group gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA, other than those events as to which the 30-day notice requirement has been waived by the PBGC) with respect to any Plan that might reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) IR Parent receives or obtains knowledge of any notice of complete or partial withdrawal liability under Title IV of ERISA which, together with any other such liability incurred since the date hereof, exceeds in the aggregate $200,000,000 or notice that any Multiemployer Plan is in reorganization, is insolvent, is in endangered or critical status or has been terminated, a copy of such notice; (iii) IR Parent receives or obtains knowledge of any notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) any member of the ERISA Group applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA, a copy of such application; (v) any member of the ERISA Group gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) any member of the ERISA Group gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) any member of the ERISA Group fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, which in any event has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, but only if with respect to the foregoing subsections (i)-(vii), the liability, individually or in the aggregate with all other events in subsections (i)-(vii), could reasonably be expected to result in a Material Adverse Effect, a certificate of the chief financial officer or the treasurer of IR Parent setting forth details as to such occurrence and action, if any, which IR Parent or the applicable member of the ERISA Group is required or proposes to take;
(h)    immediately after the chief financial officer or the treasurer of the Borrower or IR Parent obtains knowledge of a change or a proposed change in the Rating of the Borrower’s outstanding senior unsecured long-term debt securities by Moody’s or S&P, a certificate of the chief financial officer or the treasurer setting forth the details thereof; and
(i)    from time to time such additional information regarding the financial position or business of IR Parent, the Borrower and their respective Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request; provided that, with respect to any such additional, non-public information, each Agent and each Bank shall comply with the confidentiality provisions set forth in Section 9.10.
SECTION 5.2.     Maintenance of Property; Insurance. (a) Each of IR Parent and the Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to do so would not have a Material Adverse Effect.

(b)    Each of IR Parent and the Borrower will maintain, and will cause each Material Subsidiary to maintain (either in the name of IR Parent, the Borrower or in such Material Subsidiary’s own name), with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.
SECTION 5.3.     Conduct of Business and Maintenance of Existence. Each of IR Parent and the Borrower will continue, and will cause each Material Subsidiary to continue, to engage in business of the same general type as now conducted by IR Parent, the Borrower and such Material Subsidiary, and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.3 shall prohibit (i) the merger of any Material Subsidiary into the Borrower or IR Parent or the merger or consolidation of any Material Subsidiary with or into another Person, if the corporation surviving such consolidation or merger is a Material Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence of any Material Subsidiary if the Borrower or IR Parent in good faith determines that such termination is in the best interest of the Borrower or IR Parent, as the case may be, and is not materially disadvantageous to the Banks or (iii) any transaction with respect to the Borrower or IR Parent that is expressly permitted by Section 5.7. Each of IR Parent and the Borrower will provide to the Administrative Agent, not later than 5 days after the Effective Date (or such longer time period as determined by the Administrative Agent in its sole discretion), copies of each organizational document of the Borrower and each Guarantor certified as of a recent date by the appropriate Governmental Authority.
SECTION 5.4. Compliance with Laws. Each of IR Parent and the Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (ii) where the failure so to comply would not have a Material Adverse Effect.
SECTION 5.5.     Debt. Consolidated Debt will at no time exceed 65% of the sum of Consolidated Debt plus Consolidated Net Worth. For purposes of this Section, any preferred stock, except for auction-rate preferred stock the higher of the voluntary or involuntary liquidation value of which does not in the aggregate exceed $100,000,000, of a Consolidated Subsidiary held by a Person other than IR Parent, the Borrower or a wholly-owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in “Consolidated Debt”.
SECTION 5.6.     Negative Pledge. (a) Neither IR Parent nor the Borrower will, nor will it permit any Restricted Subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by a Mortgage on any Principal Property of the Borrower, IR Parent or any Restricted Subsidiary or on any shares or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the Loans and the obligations of the Loan Parties hereunder and under the Notes (together, if the Borrower or IR Parent shall so determine, with any other indebtedness then or thereafter existing created, assumed or guaranteed by the Borrower, IR Parent or such Restricted Subsidiary ranking equally with the Loans and the obligations of the Loan Parties hereunder and under the Notes) shall be secured equally and ratably with such indebtedness, excluding, however, from the foregoing any indebtedness secured by a Mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any Mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness):
(i)    on property, shares or indebtedness of any corporation which Mortgage exists at the time such corporation becomes a Restricted Subsidiary; or
(ii)    on property existing at the time of acquisition thereof by the Borrower, IR Parent or a Restricted Subsidiary, or securing any indebtedness incurred by the Borrower, IR Parent or a Restricted Subsidiary prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the Mortgage shall not apply to any property theretofore owned by the Borrower, IR Parent or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located; or
(iii)    on property, shares or indebtedness of a corporation, which Mortgage exists at the time such corporation is merged into or consolidated with the Borrower, IR Parent or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Borrower, IR Parent or a Restricted Subsidiary; or
(iv)    on property of a Restricted Subsidiary to secure indebtedness of such Restricted Subsidiary to the Borrower, IR Parent or another Restricted Subsidiary; or
(v)    on property of the Borrower, IR Parent or a Restricted Subsidiary in favor of the United States of America or any state thereof or Bermuda or the jurisdiction of organization of IR Parent, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof or Bermuda or the jurisdiction of organization of IR Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgage; or
(vi)    on property, which Mortgage exists at the date of this Agreement; or
(vii)    with the prior written approval of the Required Banks;
provided, however, that any Mortgage permitted by any of the foregoing clauses (i), (ii), (iii) and (v) of this Section 5.6 shall not extend to or cover any property of the Borrower, IR Parent or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.
(b)    Notwithstanding the provisions of subsection (a) of this Section 5.6, the Borrower, IR Parent or any Restricted Subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in subsection (a) in an aggregate amount that, together with all other such indebtedness for money borrowed by the Borrower, IR Parent and the Restricted Subsidiaries and the Attributable Debt in respect of Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions the proceeds of which have been applied in accordance with Section 5.6(d)(ii)), does not at the time of such creation, assumption or guaranteeing exceed 7.5% of Consolidated Net Worth; provided that obligations in respect of operating leases or receivables securitization facilities that are not required to be set forth on a balance sheet based on GAAP as in effect on the date hereof but, as a result of a change in GAAP after the date hereof, are required to be set forth on a balance sheet shall not constitute Consolidated Debt by reason of such change.
(c)    Notwithstanding the foregoing provisions of this Section 5.6, the Borrower will not permit any Subsidiaries (other than a Restricted Subsidiary) to which after the date hereof the Borrower, IR Parent or a Restricted Subsidiary has transferred any assets to create, assume or guarantee any indebtedness for money borrowed secured by a Mortgage on such assets unless such assets could have been so secured in accordance with the provisions of this Agreement by the Borrower, IR Parent or such Restricted Subsidiary making such transfer.
(d)    Neither IR Parent nor the Borrower will, nor will it permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction, unless (i) IR Parent, the Borrower or such Restricted Subsidiary, as applicable, would be entitled, pursuant to the foregoing subsections of this Section 5.6, to incur indebtedness secured by a Mortgage on such Principal Property without equally and ratably securing the Loans and the other obligations of the Loan Parties hereunder and under the Notes or (ii) IR Parent or the Borrower shall (and in any case each of IR Parent and the Borrower covenants that it will) apply an amount equal to the fair value (as determined by its board of directors) of such Principal Property so leased to the retirement, within 180 days of the effective date of any such Sale and Leaseback Transaction, of indebtedness of IR Parent or the Borrower for money borrowed, which by its terms matures at, or may be extended or renewed at the option of IR Parent or the Borrower to, a date more than 12 months after the date of the creation of such indebtedness.
SECTION 5.7.     Consolidations, Mergers and Sales of Assets. Neither IR Parent nor the Borrower will (i) consolidate, amalgamate or merge with or into any other Person, unless (A) the company surviving such consolidation, amalgamation or merger is either IR Parent or any direct or indirect wholly-owned Subsidiary of IR Parent and (B) immediately after giving effect to such consolidation, amalgamation or merger, no Default shall have occurred and be continuing or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person, unless (A) the applicable purchaser, lessee or transferee is either IR Parent or any direct or indirect wholly-owned Subsidiary of IR Parent (including, without limitation, through a liquidation, dissolution, liquidating distribution or equivalent transaction under the laws of the applicable jurisdiction), (B) immediately after giving effect to such transfer, no Default shall have occurred and be continuing and (C) except in the case of any such transaction involving the sale of all or substantially all of the assets of the Borrower (which transactions shall be subject to the last sentence of this Section 5.7), such purchaser, lessee or transferee explicitly agrees to be bound by the terms of Section 5.6 and this Section 5.7 as if it were the Borrower. Notwithstanding the foregoing, in the case of any transaction permitted by this Section 5.7 whereby the Borrower is not the surviving company of a merger, amalgamation or consolidation (in the case of a transaction permitted by clause (i) of this Section 5.7) or is the transferor (in the case of a transaction permitted by clause (ii) of this Section 5.7), then the entity that is the surviving company or the transferee, as the case may be, shall (x) affirmatively agree, in a writing satisfactory to the Administrative Agent, to be bound by the terms of this Agreement and assume the obligations hereunder of the Borrower (and shall thereafter be deemed to be the Borrower for purposes of this Agreement) and (y) be organized and exist under the law of Bermuda, Ireland, Luxembourg, the Netherlands, the United States of America (or any State thereof or the District of Columbia) or any other jurisdiction that is reasonably satisfactory to the Administrative Agent; provided that, with respect to Luxembourg, the Netherlands or any such other jurisdiction, (A) the Administrative Agent (who shall promptly notify each Bank) shall have received reasonable advance notice (which, in any event, shall be at least 20 Domestic Business Days prior to the proposed effective date of such change in the jurisdiction of organization) from the Borrower of the proposed merger, amalgamation, consolidation or transfer and the resulting change in the jurisdiction of organization of the Borrower to such other jurisdiction, (B) neither the Borrower nor the Administrative Agent shall have been notified by any Bank that it and its Affiliates are prohibited from extending credit or lending to a Person in such other jurisdiction and (C) without limiting the applicability of Article VIII, the Borrower shall have agreed, in writing in form and substance reasonably satisfactory to the Administrative Agent, to indemnify each Bank, within 30 days after delivery by such Bank of a written demand listing the amounts to be indemnified, together with calculations in reasonable detail supporting such amounts, for (1) the increased cost of making or maintaining any Loan or other extension of credit hereunder to such Person and (2) the reduction, as deemed material by such Bank, of any sum received or receivable by such Bank (or its Applicable Lending Office), in each case, by reason of the fact that such Person is organized under the laws of such other jurisdiction; provided further that, other than increased costs or reductions in amounts receivable required by applicable law or regulation in existence at the time the Borrower’s jurisdiction of organization changes which are notified to the Borrower at least 10 Domestic Business Days prior to the proposed effective date of such change in the jurisdiction of organization, no such compensation may be claimed in respect of any Loan or other extension of credit hereunder for any period prior to the date 60 days before the date of notice by such Bank to the Borrower of its intention to make claims therefor.
SECTION 5.8.     Use of Proceeds.
(a)    The proceeds of the Loans made and Letters of Credit issued under this Agreement will be used by the Borrower and any Additional Borrower (i) for working capital purposes of IR Parent, the Borrower and their respective Subsidiaries, (ii) to support the commercial paper programs of the Borrower and any Additional Borrowers, (iii) for other general corporate purposes of IR Parent, the Borrower and their respective Subsidiaries and (iv) to repay any amounts outstanding under the 2011 4-Year Existing Credit Agreement.
SECTION 5.9.     Other Cross Defaults or Negative Pledges. Neither the Borrower nor IR Parent shall incur any Material Debt the terms of which include a Cross Default or which include a negative pledge provision more favorable to the holder of such Material Debt (or more restrictive of the actions of the Borrower or IR Parent) than the provisions of Section 5.6 hereof unless, prior to or contemporaneously with such incurrence, IR Parent and the Borrower shall have entered into an amendment to this Agreement, to which the Required Banks shall not unreasonably withhold their consent, providing a Cross Default or negative pledge provision, as the case may be, no less favorable to the Banks than the provisions of the Cross Default or negative pledge governing such other Debt.
ARTICLE VI

DEFAULTS
SECTION 6.1.     Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a)    the Borrower or any Additional Borrower shall fail to pay when due principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;
(b)    IR Parent or the Borrower (or, solely with respect to the failure to observe or perform the covenants contained in Sections 5.6 and 5.7, any Subsidiary that becomes bound by such covenant in accordance with the terms thereof) shall fail to observe or perform any covenant contained in Section 5.5 to 5.9, inclusive;
(c)    IR Parent, the Borrower or any Additional Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 20 days after notice thereof has been given to IR Parent, the Borrower or such Additional Borrower by the Administrative Agent at the request of any Bank;

(d)    any representation, warranty, certification or statement made by IR Parent, the Borrower or any Additional Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);
(e)    any event or condition shall occur which results in the acceleration of the maturity of any Material Debt;
(f)    IR Parent, the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(g)    an involuntary case or other proceeding shall be commenced against IR Parent, the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against IR Parent, the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
(h)    any member of the ERISA Group at the time in question shall fail to pay when due an amount or amounts which such member shall have become liable to pay under Title IV of ERISA (other than for premiums under Section 4007 of ERISA); or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group at the time in question, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans that could cause one or more members of the ERISA Group to incur a current payment obligation; and, in the case of each of the foregoing events under this Section 6.1(h), individually or in the aggregate, the liability could reasonably be expected to result in a Material Adverse Effect;

(i)    a final judgment or order for the payment of money in excess of $100,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against IR Parent, the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed past due for a period of 30 days or for such longer period of time, not exceeding 90 days, during which, under applicable law, an appeal may be taken from such judgment or order without leave of the relevant court;
(j)    any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than pursuant to a transaction contemplated by the definition of “Subsequent Parent Company” whereby a Person shall become the Subsequent Parent Company, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of IR Parent; or, during any period of 25 consecutive calendar months, the directors of IR Parent on the date hereof (the “Current Board”), or such directors who are recommended or endorsed for election to the board of directors of IR Parent by a majority of the Current Board or their successors so recommended or endorsed, shall cease to constitute a majority of the board of directors of IR Parent; or IR Parent shall have ceased to own, directly or indirectly, 100% of the outstanding shares of common stock of the Borrower or any Additional Borrower;
(k)    the guarantees of the Guarantors pursuant to Section 9.16 hereof shall cease to be effective or any Guarantor shall contest the validity of such guarantee in court;
then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Loans hereunder (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and all Additional Borrowers; provided that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower or any Additional Borrower, without any notice to the Borrower or such Additional Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and all Additional Borrowers.
SECTION 6.2.     Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.1.     Appointment and Authorization. Each Bank irrevocably appoints JPMorgan Chase Bank, N.A. and its successors to serve as administrative agent under the Loan Documents and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.
SECTION 7.2.     Administrative Agent and Affiliates. JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank, N.A. and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with IR Parent or the Borrower or any Subsidiary or Affiliate of IR Parent or the Borrower as if it were not the Administrative Agent hereunder.
SECTION 7.3. Action by the Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.
SECTION 7.4.     Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for IR Parent, the Borrower or any of their respective Affiliates), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
SECTION 7.5. Liability of the Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks (or all the Banks, if applicable) or (b) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of IR Parent, the Borrower or any of their respective Affiliates; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire or similar writing) believed by it to be genuine or to be signed by the proper party or parties.
SECTION 7.6.     Indemnification. Each Bank shall, ratably in accordance with its Commitment and on a several (and not joint) basis, indemnify the Administrative Agent (to the extent not reimbursed by IR Parent or the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent’s bad faith, gross negligence, willful misconduct or material breach of its obligations under this Agreement, as determined in a final, non-appealable judgment by a court of competent jurisdiction) that the Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent hereunder in its capacity as the Administrative Agent.
SECTION 7.7.     Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
SECTION 7.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent reasonably satisfactory to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.
SECTION 7.9.     Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent, for its own account, fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.
SECTION 7.10. Syndication Agent and Documentation Agents. The Syndication Agent, in its capacity as such, and each Documentation Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement. Neither the Syndication Agent nor any Documentation Agent shall have or be deemed to have any fiduciary relationship to any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Syndication Agent or any Documentation Agent in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.
ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.1.     Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Currency Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate (in respect of Dollars or any Foreign Currency), as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Currency Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Currency Loans shall be suspended. Unless the Borrower or any Additional Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (a) if such Fixed Rate Borrowing is a Committed Borrowing denominated in Dollars, such Borrowing shall instead be made as a Base Rate Borrowing, (b) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing denominated in Dollars, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day and (c) if such Fixed Rate Borrowing was to be denominated in a Foreign Currency, such Borrowing shall not be made.
SECTION 8.2. llegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Currency Loans to maturity and shall so specify in such notice, the Borrower or any Additional Borrower, as the case may be, shall immediately prepay in full the then outstanding principal amount of each such Euro-Currency Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Currency Loan, the Borrower or such Additional Borrower, as the case may be, shall borrow a Base Rate Loan denominated in Dollars in an equal principal amount (or in an amount equal to the Dollar Equivalent of the principal amount, in the case of Foreign Currency Loans) from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

SECTION 8.3.     Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall:
(i)    impose, modify or deem applicable any reserve (including any such requirement imposed by the Board or any similar Governmental Authority, but excluding with respect to any Euro-Currency Loan any such requirement included in an applicable Euro-Currency Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office);
(ii)    subject any Bank or Issuing Bank to any Taxes (other than (A) Taxes on payments under this Agreement, (B) Other Taxes and (C) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;
and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower or Additional Borrower, as the case may be, shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Borrower or such Additional Borrower shall not be obligated to compensate such Bank for any increased cost or reduction incurred more than 60 days prior to the receipt by the Borrower or such Additional Borrower of the notice contemplated by subsection (c) below (except that, if the applicable event giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof). The Banks acknowledge and agree that the foregoing subsection (a) creates no right to demand payment of additional amounts in respect of laws, rules and regulations, as in effect and interpreted and administered on the date hereof. For purposes of clause (ii) of this Section 8.3(a), the term “Bank” includes the Administrative Agent.

(b)    If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower or Additional Borrower, as the case may be, shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that the Borrower or such Additional Borrower shall not be obligated to compensate such Bank for any reduction incurred more than 60 days prior to the receipt by the Borrower or such Additional Borrower from such Bank of the notice contemplated by subsection (c) below (except that, if the applicable event giving rise to such reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof). The Banks acknowledge and agree that the foregoing subsection (b) creates no right to demand payment of additional amounts in respect of laws, rules and regulations regarding capital adequacy as in effect and interpreted and administered on the date hereof.
(c)    Each Bank will notify the Borrower and the Administrative Agent within 90 days of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank; provided that if a Bank shall not have so notified the Borrower within 90 days of such event, such Bank may not seek compensation for any period beginning prior to the date upon which the Borrower is notified of such event. A certificate of any Bank claiming compensation under this Section and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.
(d)     Notwithstanding anything herein to the contrary, for purposes of paragraphs (a) and (b) of this Section 8.3, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case, pursuant to Basel III, shall be deemed to be a change in law, rule or regulation regardless of the date enacted, adopted, promulgated or issued; provided that a Bank may be compensated under paragraph (a) or (b) of this Section 8.3 for any change in law, rule or regulation described in this paragraph (d) only if such Bank requests compensation for increased costs associated with any such change in law, rule or regulation from similarly-situated borrowers under comparable credit facilities.
SECTION 8.4.     Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Currency Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) and the Borrower, by at least five Euro-Currency Business Days’ prior notice to such Bank through the Administrative Agent, shall have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:
(i)    all Loans which would otherwise be made by such Bank as Euro-Currency Loans shall be made instead as Base Rate Loans denominated in Dollars (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks); and
(ii)    after each of its Euro-Currency Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.
SECTION 8.5.     Substitution of Bank. If (i) the obligation of any Bank to make Euro-Currency Loans has been suspended pursuant to Section 8.2, (ii) any Bank has demanded compensation under Section 8.3, (iii) any Protesting Bank has given notice to the Borrower in accordance with Section 2.16(b) hereof, (iv) the Borrower or any Additional Borrower is obligated to pay an additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.15 or (v) any Bank is a Defaulting Bank, in each case, the Borrower or applicable Additional Borrower shall have the right, with the assistance of the Administrative Agent and at the sole expense of the Borrower or the applicable Additional Borrower (except, in the case of clause (v), at the sole expense of the applicable Defaulting Bank), to seek a substitute bank or banks (which may be one or more of the Banks), mutually satisfactory to the Borrower or applicable Additional Borrower and the Administrative Agent, to purchase the Loans and Notes (as applicable) and assume the Commitments of such Bank. The Borrower shall give reasonable advance notice to the Bank to be so substituted; provided that the failure to give such notice shall not affect the rights of the Borrower pursuant to this Section 8.5.
ARTICLE IXMISCELLANEOUS
SECTION 9.1.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission, electronic transmission or similar writing) and shall be given to such party:
(a)    in the case of any Loan Party, c/o Ingersoll-Rand Company, 800-E Beaty Street, Davidson, NC 28036, Attention: General Counsel, facsimile number (877) 396-0696;

(b)    in the case of the Administrative Agent, at JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, attention of Aized Rabbani, at (212) 622-6438 or at aized.a.rabbani@jpmorgan.com (for all communications other than funds transfers), with a copy to JPMorgan Chase, N.A., 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, DE, 19713-2107, attention of Amanda Collins at facsimile number (302) 634-8459; provided that notices in respect of London-based transactions shall be given at JPMorgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP. Attention of the The Manager, Loan & Agency Services, at facsimile number + 44 (0) 207 777 2360 or at Loan_and_agency_london@jpmorgan.com;
(c)    in the case of any Bank, at its address, electronic mail address or facsimile number set forth in its Administrative Questionnaire; or
(d)    in the case of any party, such other address, electronic mail address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.
Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received (except that, if not given during normal business hours for the recipient, shall be effective at the opening of business on the next Business Day for the recipient) and (ii) if given by any other means, when received. Notices, requests and other communications to be given to any Additional Borrower or any Guarantor shall be deemed given if such notice, request or other communication has been given to IR Parent or the Borrower, and any consent to be given by any Additional Borrower shall be deemed given if such consent has been given on behalf of such Additional Borrower by the Borrower.
SECTION 9.2.     No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 9.3.     Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all fees, as described in the Fee Letters, in connection with the preparation of this Agreement and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. To the extent practicable, the Administrative Agent or the applicable Bank, as the case may be, shall give the Borrower prior notice of the incurrence of any expenses described in this subsection (a); provided, however, that the failure to give such notice shall not affect the obligation of the Borrower to pay such Administrative Agent or such Bank the amount or amounts due pursuant to subsection (a) with respect to such expenses.

(b)    The Borrower agrees to indemnify and hold harmless each Agent and each Bank and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Bank (each, an “Indemnitee”) from and against any and all liabilities, losses, damages, costs, penalties paid to third parties and expenses of any kind, including the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto and whether or not such proceeding is brought by IR Parent, the Borrower or any third party) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own bad faith, gross negligence or willful misconduct or for its material breach of its obligations under this Agreement, as determined in a final, non-appealable judgment by a court of competent jurisdiction.
(c)    To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Note or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
SECTION 9.4.     Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Committed Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Committed Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Committed Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Committed Loans made by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower or any Additional Borrower other than their indebtedness under the Committed Loans. The Borrower and each Additional Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank acquiring a participation in a Loan pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or such Additional Borrower in the amount of such participation.

SECTION 9.5.     Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by IR Parent, the Borrower and the Required Banks (and, if the rights or duties of any Agent or Issuing Bank are affected thereby, by such Agent or Issuing Bank); provided that no such amendment or waiver shall, unless signed by each of the Banks directly affected thereby, (a) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Loan or any fees hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (e) change Sections 2.12(a) or 9.4 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Bank, (f) change Section 9.16(h) or (g) release any Guarantor under this Agreement, subject to the exceptions set forth in Section 9.16(h). For the purposes of this Section, any Loans assigned to the Borrower pursuant to Section 9.16 shall not be considered outstanding.
SECTION 9.6.     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor any Additional Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, and any such assignment or transfer without such consent shall be null and void.
(b)    Any Bank may at any time grant to one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower or applicable Additional Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower or applicable Additional Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. For the avoidance of doubt, each Bank shall be responsible for the indemnity under Section 2.15(d) with respect to any payments made by such Bank to its Participants. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and any Additional Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b) or (c) of Section 9.5 without the consent of the Participant. Subject to Section 9.6(f), the Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII and Section 2.15 with respect to its participating interest; provided that no Participant shall be entitled to the benefit of Section 2.15 unless such Participant complies with Section 2.15(f) as if it were a Bank. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to the Borrower or any other Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that the Loans are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Any Bank may at any time assign to one or more banks or other financial institutions (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and any Additional Borrower, the applicable Issuing Bank and the Administrative Agent, which consent, in each case, shall not be unreasonably withheld or delayed; provided that (i) the consent of the Borrower, any Additional Borrower, the Administrative Agent and the applicable Issuing Bank shall not be required if an Assignee is another Bank or an Affiliate of such transferor Bank and such Assignee satisfies the certification requirement of Section 2.4(a) and (ii) the consent of the Borrower and any Additional Borrower shall not be required if an assignment is made during the existence of any Event of Default under Section 6.1(a), 6.1(f) or 6.1(g); provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent (but shall continue to be entitled to the benefits of Sections 2.15, 8.3 and 9.3), and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower or applicable Additional Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. The Assignee shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower or applicable Additional Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any taxes in accordance with Section 2.15. In addition, the Borrower or applicable Additional Borrower is entitled to withhold consent to such assignment if the Assignee is unable to deliver any forms or confirmations required by Section 2.15(f), including, without limiting the generality of the foregoing, two duly completed copies of IRS Form W-9, W-8BEN, W-8ECI or W-8IMY (or a successor form), as applicable, certifying that if payments under this Agreement and the Notes were paid to such Assignee by a U.S. Borrower, such Assignee would be entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States tax.
(d)    Assignments shall be subject to the following additional conditions: (i) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Borrower or applicable Additional Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower or applicable Additional Borrower shall be required if an Event of Default under Section 6.1(a), 6.1(f) or 6.1(g) has occurred and is continuing and (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement.
(e)    Any Bank may at any time assign all or any portion of its rights under this Agreement and its Loans and, if applicable, Note to a Federal Reserve Bank (or similar governmental authority having jurisdiction over such Bank). No such assignment shall release the transferor Bank from its obligations hereunder.
(f)    No Assignee of any Bank’s rights shall be entitled to receive any greater payment under Section 2.15 or Section 8.3 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the prior written consent of the Borrower and any Additional Borrower or by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist. No Participant shall be entitled to receive any greater payment under Section 2.15, Section 8.3 or any other provision hereof than such Bank would have been entitled to receive with respect to such participation sold to such Participant, unless the sale of such participation to such Participant is made with the prior written consent of the Borrower and any Additional Borrower.
(g)    The Administrative Agent, on behalf of the Borrower and any Additional Borrower, shall maintain at the Administrative Agent’s Domestic Lending Office a copy of each Assignment and Assumption Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loan owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, any Additional Borrowers, the Administrative Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank (with respect to any entry relating to such Bank’s Loans) at any reasonable time and from time to time upon reasonable prior notice.
SECTION 9.7.     Collateral. Each of the Banks represents to the Administrative Agent and the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
SECTION 9.8.     Governing Law; Submission to Jurisdiction; Process Agent.
This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Loan Party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the Borough of Manhattan in the New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.
Each Loan Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
Each Loan Party hereby irrevocably designates, appoints and empowers Ingersoll-Rand Company, located at 1 Centennial Avenue, Piscataway, New Jersey 08854, facsimile number: (866) 955-7062 (the “Process Agent”), in the case of any such proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any proceeding arising out of or in connection with this Agreement or any Note. Such service may be made (a) by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the applicable Loan Party in care of the Process Agent at the Process Agent’s above address, and each Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf or (b) by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the applicable Loan Party at its address specified in Section 9.1, and each Loan Party irrevocably consents to the service of any and all process in any such proceeding.
SECTION 9.9.     Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.10. Confidentiality. Each Agent and each Bank shall hold all non‑public information regarding IR Parent, the Borrower and their respective Subsidiaries and their respective businesses identified as such by the Borrower and obtained by such Agent or such Bank pursuant to the requirements hereof in accordance with such Agent’s or such Bank’s customary procedures for handling confidential information of such nature, it being understood and agreed by IR Parent and the Borrower that, in any event, the Administrative Agent may disclose such information to the Banks and each Agent and each Bank may make (i) disclosures of such information to Affiliates of such Bank or Agent and to their respective agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to IR Parent or the Borrower or any of their Subsidiaries and their respective obligations (provided that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section or other provisions at least as restrictive as this Section), (iii) disclosures to any rating agency when required by it; provided that, prior to any such disclosures, the relevant rating agency or agencies shall undertake in writing to preserve the confidentiality of any confidential information relating to IR Parent or the Borrower received by it from any of the Agents or any Bank, (iv) disclosures in connection with the exercise of any remedies hereunder or under any Note, (v) disclosures to the CUSIP Bureau or to similar organizations and (vi) disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or other self-regulatory bodies or required by applicable laws, rules or regulations or pursuant to legal or judicial process; provided that, unless specifically prohibited by applicable law, rule, regulation or court order, each Bank and each Agent shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition, routine disclosures to the National Association of Insurance Commissioners or other self-regulatory bodies or other routine examination of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Bank may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar service providers to the lending industry and similar service providers to the Agents and the Banks in connection with the administration and management of this Agreement and any Note.
SECTION 9.11. No Fiduciary Duty. Each Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Loan Parties. Each Loan Party agrees that neither the Loan Documents nor any transactions contemplated by the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Banks and the Loan Parties, their stockholders or their Affiliates. Each Loan Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Banks, on the one hand, and the Loan Parties, on the other, (ii) in connection with any transactions contemplated by the Loan Documents and with the process leading to such transaction, each of the Banks is acting solely as a principal and not the agent or fiduciary of any Loan Party or its management, stockholders, creditors or any other Person, (iii) no Bank has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to any transactions contemplated by the Loan Documents or the process leading thereto (irrespective of whether any Bank or any of its Affiliates has advised or is currently advising such Loan Party on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (iv) each Loan Party has consulted its own legal and financial advisors to the extent such Loan Party deemed appropriate. Each Loan Party further acknowledges and agrees that it is responsible for making its own independent judgments with respect to any transactions contemplated by the Loan Documents and the process leading thereto. Each Loan Party agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with any transactions contemplated by the Loan Documents or the process leading thereto.
SECTION 9.12. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including the Borrower and each Additional Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be determined as described in the definition of Exchange Rate in Section 1.1 hereof and in accordance with normal banking procedures in the relevant jurisdiction of the first currency and shall be calculated at approximately 10:00 A.M. (New York City time) or as close to such time as is reasonably practicable on the Euro-Currency Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of each Loan Party in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Euro-Currency Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each Loan Party agrees, as applicable, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each Loan Party contained in this Section 9.12 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Furthermore, if the amount of the Agreement Currency purchased as described above is more than the sum originally due to the

Applicable Creditor in the Agreement Currency, then such Applicable Creditor shall remit such excess to the applicable Loan Party.
SECTION 9.13. WAIVER OF JURY TRIAL. EACH LOAN PARTY, EACH AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 9.14. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.16. Guarantee Agreement. (a) In order to induce the Banks to extend credit to the Borrower and the Additional Borrowers hereunder, (i) in the case of any Additional Borrower, the Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of such Additional Borrower and (ii) in the case of the Borrower and any Additional Borrower, each Guarantor (other than the Borrower or such Additional Borrower, as the case may be) hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrower and any Additional Borrowers. The Guarantors further agree that the due and punctual payment of the Obligations of the Borrower and Additional Borrowers, as applicable, may be extended or renewed, in whole or in part, without notice to or further assent from them, and that they will remain bound upon their guarantees hereunder notwithstanding any such extension or renewal of any Obligation. Notwithstanding the foregoing, the guarantee provided by IR Parent pursuant to this Section 9.16 shall only apply to the extent that the parties whose obligations are guaranteed hereunder are subsidiaries of IR Parent. For the purposes of the foregoing sentence, the term “subsidiary” shall have the meaning given to it in Section 155 of the Companies Act 1963 (as amended) (Ireland).
(b)    The Guarantors waive presentment to, demand of payment from and protest to the Borrower or any Additional Borrower, as applicable, of any of the Obligations, and also waive notice of acceptance of their obligations and notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of any Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any Additional Borrower, as applicable, under the provisions of this Agreement, any Note, any Additional Borrower Agreement or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Note, any Additional Borrower Agreement or any other agreement; (iv) the failure or delay of any Bank to exercise any right or remedy against any other guarantor of the Obligations; (v) the failure of any Bank to assert any claim or demand or to enforce any remedy under this Agreement, any Note or any other agreement or instrument; (vi) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (vii) any other act, omission or delay to do any other act which may or might otherwise operate as a discharge of any Guarantor as a matter of law or equity or which would impair or eliminate any right of any Guarantor to subrogation.
(c)    The Guarantors further agree that their guarantees hereunder constitute promises of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waive any right to require that any resort be had by any Bank to any balance of any deposit account or credit on the books of any Bank in favor of the Borrower, any Additional Borrower or other Subsidiary or any other Person.
(d)    The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.
(e)    The Guarantors further agree that their respective obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Bank upon the bankruptcy or reorganization of the Borrower or any Additional Borrower or otherwise.
(f)    In furtherance of the foregoing and not in limitation of any other right which any Bank may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any Additional Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the relevant Guarantor hereby promises to and shall, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Banks in cash an amount equal the unpaid principal amount of such Obligation. The Guarantors further agree that if payment in respect of any Obligation shall be due in currency other than Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Bank, not consistent with the protection of its rights, then, at the election of such Bank and in reasonable consultation with the applicable Guarantor, such Guarantor shall make payments of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Bank against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.
(g)    Upon payment by a Guarantor of any Obligation of the Borrower or any Additional Borrower, each Bank shall, in a reasonable manner, assign to such Guarantor the amount of such Obligation owed to such Bank and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by such Guarantor, or make such disposition thereof as such Guarantor shall direct (all without recourse to any Bank and without any representation or warranty by any Bank). Upon payment by a Guarantor of any sums owed by the Borrower or an Additional Borrower as provided above, all rights of such Guarantor against the Borrower or such Additional Borrower arising as a result thereof by way of right of subrogation, through the assignment described herein or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Borrower or such Additional Borrower to the Bank (it being understood that, after the discharge of all the Obligations due and payable from the Borrower or such Additional Borrower, such rights may be exercised by such Guarantor notwithstanding that the Borrower or such Additional Borrower may remain contingently liable for indemnity or other Obligations).
(h)    The Banks agree that each Guarantor under this Agreement shall be automatically released from its obligations under this Section (i) upon termination of the Commitments and payment in full in cash of all Obligations, (ii) if the Borrower requests the release of such Guarantor and such release is approved, authorized or ratified in writing (A) by each Bank, in the case of IR Parent, and (B) by the Required Banks, in the case of any Guarantor other than IR Parent; provided that, if, at the time such request for the release of any Guarantor (other than IR Parent) is made, such Guarantor is a guarantor under any Public Debt, such release of such Guarantor must be approved, authorized or ratified in writing by each Bank or (iii) if the Borrower requests the release of such Guarantor (A) because such Guarantor ceases to be required to guarantee the Obligations pursuant to the definition of “Guarantors” in Section 1.1 or (B) in connection with a transaction permitted by Section 5.7 pursuant to which such Guarantor is not the surviving entity; provided that the surviving entity assumes such Guarantor’s guarantee hereunder.
(i)    In each case as specified in this Section, the Administrative Agent shall promptly (and each Bank irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the Borrower and the relevant Guarantor such documents as the Borrower may reasonably request to evidence the release of such Guarantor from its obligations under this Section.
(j)    Any Person that is required to become a Guarantor pursuant to the definition of “Guarantors” in Section 1.1 or pursuant to the definition of the term “IR Parent” in Section 1.1 shall execute and deliver a copy of this Agreement (or a supplement hereto in form and substance satisfactory to the Administrative Agent) and thereupon such Person shall become a Guarantor hereunder with the same force and effect as if such Person had executed this Agreement as a Guarantor on the Effective Date. The execution and delivery of any such instrument shall not require the consent of any other Loan Party or Bank party hereto. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.
SECTION 9.17. USA PATRIOT Act Notice. Each Bank hereby notifies each Loan Party that, pursuant to the requirements of bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA

PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the names and addresses of each Loan Party and other information that will allow such Bank to identify each Loan Party in accordance with the Patriot Act.
SECTION 9.18. Survival. The provisions of Sections 2.13, 2.15, 2.21(b), 8.3 and 9.3 and Article VII (other than Section 7.9) shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the termination of this Agreement or any provision hereof or whether extensions of credit are made hereunder.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the day and year first above written.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as the Borrower and as a Guarantor
By: /s/ Janet C.M. Pfeffer
Name: Janet C.M. Pfeffer
Title: Vice President and Treasurer
INGERSOLL-RAND PLC, as a Guarantor
By: /s/ Janet C.M. Pfeffer
Name: Janet C.M. Pfeffer
Title: Vice President and Treasurer
By: /s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Secretary
INGERSOLL-RAND COMPANY LIMITED, as a Guarantor
By: /s/ Richard Weller
Name: Richard Weller
Title: Vice President and Controller
By: /s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Secretary

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, as a Guarantor
By: /s/ Janet C.M. Pfeffer
Name: Janet C.M. Pfeffer
Title: Vice President and Treasurer
By: /s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Secretary
INGERSOLL-RAND COMPANY, as a Guarantor
By: /s/ Janet C.M. Pfeffer
Name: Janet C.M. Pfeffer
Title: Vice President and Treasurer
By: Evan M. Turtz
Name: Evan M. Turtz
Title: Vice President and Secretary

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as the Issuing Bank and as a Bank
By: /s/ Aized A. Rabbani
Name: Aized A. Rabbani
Title: Executive Director
CITIBANK, N.A.,
as Syndication Agent and as a Bank
By: /s/ Brian Reed
Name: Brian Reed
Title: Vice President
BANK OF AMERICA, N.A.,
as a Bank
By: /s/ George Hlentzas
Name: George Hlentzas
Title: Director
BNP Paribas,
as a Bank
By: /s/ Pawel Zelezik
Name: Pawel Zelezik
Title: Vice President
By: /s/ Berangere Allen
Name: Berangere Allen
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Bank
By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President
By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President
Goldman Sachs Bank USA,
as a Bank
By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory
Mizuho Bank, Ltd.,
as a Bank
By: /s/ David Lim
Name: David Lim
Title: Authorized Signatory
The Bank of Tokyo-Mitsubishi UFJ, LTD.,
as a Bank
By: /s/ Ravneet Mumick
Name: Ravneet Mumick
Title: Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Bank
By: /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory
By: /s/ Sally Reyes
Name: Sally Reyes
Title: Authorized Signatory
The Royal Bank of Scotland plc,
as a Bank
By: /s/ James Welch
Name: James Welch
Title: Director
Santander Bank, N.A.,
as a Bank
By: /s/ William Maag
Name: William Maag
Title: Senior Vice President
Standard Chartered Bank,
as a Bank
By: /s/ Michael D'Anna
Name: Michael D'Anna
Title: Director
By: /s/ Robert K. Reddington
Name: Robert K. Reddington
Title: Credit Documentation Manager, Credit Documentation Unit, WB Legal-Americas

Wells Fargo Bank, N.A.,
as a Bank
By: /s/ Beth Rue
Name: Beth Rue
Title: Director
The Bank of Nova Scotia,
as a Bank
By: /s/ David Mahmood
Name: David Mahmood
Title: Managing Director
THE NORTHERN TRUST COMPANY,
as a Bank
By: /s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President
The Bank of New York Mellon,
as a Bank
By: /s/ Jeffrey Dears
Name: Jeffrey Dears
Title: Vice President

SCHEDULE I

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$110,000,000
Citibank, N.A.	$110,000,000
Bank of America, N.A.	$75,000,000
BNP Paribas	$75,000,000
Deutsche Bank AG New York Branch	$75,000,000
Goldman Sachs Bank USA	$75,000,000
Mizuho Bank, Ltd.	$75,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$75,000,000
Credit Suisse AG, Cayman Islands Branch	$60,000,000
The Royal Bank of Scotland plc	$60,000,000
Santander Bank, N.A.	$40,000,000
Standard Chartered Bank	$40,000,000
Wells Fargo Bank, N.A.	$40,000,000
The Bank of Nova Scotia	$32,500,000
The Northern Trust Company	$32,500,000
The Bank of New York Mellon	$25,000,000
TOTAL:	$1,000,000,000

EXHIBIT A

NOTE
New York, New York
For value received,                                                   , a company organized under the laws of [Delaware] (the “Borrower”), promises to pay to                                                  (the “Bank”), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Termination Date. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in accordance with the terms of the Credit Agreement.
All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This note is one of the Notes referred to in the $1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of March 20, 2014, among Ingersoll-Rand Global Holding Company Limited, as Borrower, and Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used, but not otherwise defined, herein have the meanings assigned to them in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.
(rest of page intentionally left blank)

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

,
By:
Name:
Title:

NOTE
(CONTINUED)
LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

EXHIBIT B

FORM OF MONEY MARKET QUOTE REQUEST
[Date]
To:     JPMorgan Chase Bank, N.A.,
    as Administrative Agent
From:    Ingersoll-Rand Global Holding Company Limited

Re:
$1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of March 20, 2014, among the Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereof, the Banks listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent.

We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):
Date of Borrowing: _______________

Principal Amount[1]	Applicable Currency	Interest Period[2]
$

Such Money Market Quotes should offer a Money Market [Margin][Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]
Terms used, but not defined, herein have the meanings assigned to them in the Credit Agreement.
INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED
By:
Name:
Title:

1 Amount must be $10,000,000 or a larger multiple of $1,000,000 (or the Foreign Currency
Equivalent thereof).
2 Not less than 7 days (LIBOR Auction), subject to the provisions of the definition of Interest
Period.

EXHIBIT C

FORM OF INVITATION FOR MONEY MARKET QUOTES
To:     [BANK]

Re:	Invitation for Money Market Quotes to Ingersoll-Rand Global Holding Company Limited (the “Borrower”)
Pursuant to Section 2.3 of the $1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of March 20, 2014, among the Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):
Date of Borrowing: _______________

Principal Amount[3]	Applicable Currency	Interest Period[4]
$

Such Money Market Quotes should offer a Money Market [Margin][Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]
Terms used, but not defined, herein have the meanings assigned to them in the Credit Agreement.
Please respond to this invitation by no later than 9:30 AM ([New York City][London] time) on [DATE].
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By:
Name:
Authorized Officer

3 Amount must be $10,000,000 or a larger multiple of $1,000,000 (or the Foreign Currency
Equivalent thereof).
4 Not less than 7 days (LIBOR Auction), subject to the provisions of the definition of Interest
Period.

EXHIBIT D

FORM OF MONEY MARKET QUOTE
To:     JPMorgan Chase Bank, N.A., as Administrative Agent

Re:	Money Market Quote to Ingersoll-Rand Global Holding Company Limited (the “Borrower”)
In response to your invitation on behalf of the Borrower dated _________ __, 201__, (the “Invitation”) we hereby make the following Money Market Quote on the following terms:
1. Quoting Bank: _________________________
2. Person to contact at Quoting Bank: _________________________1
3. Date of Borrowing: _________________________
4. We hereby offer to make [a] Money Market Loan(s) in the following principal amount(s), in the following currency(ies), for the following Interest Period(s) and at the following rate(s):

Principal Amount[2]	Applicable Currency	Interest Period[3]	[Money Market Margin][4]	Absolute Rate

[Provided that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $_________.]2
We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the $1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of March 20, 2014, among Ingersoll-Rand plc, Ingersoll-Rand Global Holding Company Limited, the other Guarantors listed on the signature pages thereto, the Banks listed on the
___________________
1 As specified in the related Invitation.
2 The principal amount bid for each Interest Period may not exceed the principal amount requested in the related Invitation. Specify an aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $10,000,000 or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof).
3 Not less than 7 days (LIBOR Auction), as specified in the related Invitation. No more than 5 bids are permitted for each Interest Period.
4 Margin over or under the London Interbank Offered Rate determinned for the applicable
Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether
"PLUS" or "MINUS".
4 Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, irrevocably obligate(s) us to make [a] Money Market Loan(s) for which any Offer(s) [is][are] accepted, in whole or in part. Terms used, but not defined, herein have the meanings assigned to them in the Credit Agreement.
Very truly yours,
[BANK]
By:
Name:
Authorized Officer

Dated: _________________________

EXHIBIT E

[RESERVED]

EXHIBIT F

[RESERVED]

EXHIBIT G

ASSIGNMENT AND ASSUMPTION AGREEMENT
ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of ______ __, 20__, among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), [BORROWER] (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the $1,000,000,000 Credit Agreement dated as of March 20, 2014, among Ingersoll-Rand Global Holding Company Limited, as Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;
WHEREAS, [Base Rate] [Euro-Currency] Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and
WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the “Assigned Amount”), together with a corresponding portion of its outstanding [Base Rate] [Euro-Currency] Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Base Rate] [Euro-Currency] Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (a) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and (b) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.
SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal or other immediately available funds the amount heretofore agreed between them. It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.
SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent, if such consent is required pursuant to Section 9.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. If requested to do so by the Assignee, the Borrower agrees, pursuant to Section 9.6(c) of the Credit Agreement, to execute and deliver a Note payable to the Assignee to evidence the assignment and assumption provided for herein. In the event that the assignment and assumption provided for herein is not evidenced by a Note, such assignment and assumption shall be effective only upon appropriate entries with respect thereto being made in the Register maintained by the Administrative Agent in accordance with Section 9.6(g) of the Credit Agreement.
SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.
SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR], as the Assignor
By:
Name:
Title:
[ASSIGNEE], as the Assignee
By:
Name:
Title:
INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as the Borrower
By:
Name:
Title:
JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Issuing Bank
By:
Name:
Title:

EXHIBIT H

ADDITIONAL BORROWER AGREEMENT
AGREEMENT dated as of _________, 201__, made by [ADDITIONAL BORROWER] (the “New Additional Borrower”), INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED (the “Borrower”) and INGERSOLL-RAND PLC and the other guarantors party hereto (collectively, the “Guarantors”) in favor of JPMORGAN CHASE BANK, N.A. as Administrative Agent for the Banks from time to time parties to the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS this Additional Borrower Agreement (the “Agreement”) relates to the $1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of March 20, 2014, among the Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent; and
WHEREAS IR Parent, the Borrower and the New Additional Borrower desire that the New Additional Borrower become an Additional Borrower under the Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
SECTION 2. New Additional Borrower. Upon the effectiveness of this Agreement and the satisfaction of the requirements of the Credit Agreement, the New Additional Borrower, as provided in Section 2.16 of the Credit Agreement, hereby becomes party to the Credit Agreement as an Additional Borrower.
SECTION 3. Agreements. (a)  The Guarantors hereby agree that the guarantees of the Guarantors contained in the Credit Agreement shall apply to the obligations of the New Additional Borrower.
(b)  The New Additional Borrower hereby agrees to be bound by all provisions of the Credit Agreement.
SECTION 4. Representations and Warranties. The borrower represents (i) that the New Additional Borrower is organized under the laws of [                        ], (ii) that the name, registered address, telephone number, facsimile number and email address of the person to which any notices should be sent and the Federal employer identifying number, if any, appearing on Annex 1 attached hereto are true and correct as of the date hereof and (iii) that the representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement (it being understood that the representations and warranties in Sections 4.4 (Financial Information; No

Material Adverse Change) and 4.5 (Litigation) shall be deemed for purposes of this Agreement to refer to the financial statements most recently delivered under Section 5.1(a) or (b) (Information) and to the date thereof at all times after the first such delivery thereunder rather than to the dates and financial statements specified in Sections 4.4 and 4.5).
SECTION 5. Effectiveness. This Agreement shall become effective as of the date when the Administrative Agent shall have received:
(a)  Counterparts hereof duly executed by the Guarantors, the Borrower, the New Additional Borrower and the Administrative Agent;
(b)  All documents the Administrative Agent may reasonably request relating to the existence of the New Additional Borrower, the corporate authority for and the validity of this Agreement and the Credit Agreement, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(c)  A favorable written opinion of counsel for the New Additional Borrower, addressed to the Administrative Agent and the Banks, in form and substance reasonably satisfactory to the Administrative Agent;
(d) For each Bank, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and
(e)  If the New Additional Borrower is organized under a jurisdiction other than the United States of America, evidence in form and substance reasonably satisfactory to the Administrative Agent that the New Additional Borrower has appointed an agent for service of process in New York City.
SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.
INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED, as a Guarantor
By:
Name:
Title:
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as Issuing Bank and as a Bank,
By:
Name:
Title:

Annex to
EXHIBIT H

Name of Additional Borrower:
Registered Address:
Telephone Number:
Facsimile Number:
Email Address:
Person to which notices should be sent:
[Federal employer identification number:]

EXHIBIT I

[RESERVED]

EXHIBIT J

[FORM OF] TERMINATION DATE EXTENSION REQUEST

[Insert Date]
JPMorgan Chase Bank, N.A.,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: [●]
Fax: [●]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March 20, 2014, among Ingersoll-Rand Global Holding Company Limited, as Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

In accordance with Section 2.22 of the Credit Agreement, the undersigned hereby requests an extension of the Termination Date from [●] to [●].

[Signature Pages Follow]

EXHIBIT J

Very truly yours,
INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as Borrower
By:
Name:
Title:
By:
Name:
Title:

EXHIBIT K-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March 20, 2014, among Ingersoll-Rand Global Holding Company Limited, as Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT K-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March 20, 2014, among Ingersoll-Rand Global Holding Company Limited, as Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT K-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March 20, 2014, among Ingersoll-Rand Global Holding Company Limited, as Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or applicable successor form) from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT K-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March 20, 2014, among Ingersoll-Rand Global Holding Company Limited, as Borrower, Ingersoll-Rand plc and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or applicable successor form) from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]
By:
Name:
Title:
Date: ________ __, 20[ ]